AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 2, 2004

                              REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    CDEX INC.

                 (Name of Small Business Issuer in Its Charter)

             Nevada                          3829                         52-2336836
(State or Other Jurisdiction of   (Primary Standard Industrial    Employer Identification No.)
         Incorporation              Classification Code Number)
       or Organization)

                         1700 Rockville Pike, Suite 400
                            Rockville, Maryland 20852
                                 (301) 881-0080
                   (Address and telephone number of Principal
               Executive Offices and Principal Place of Business)

                             Malcolm H. Philips, Jr.
                         1700 Rockville Pike, Suite 400
                            Rockville, Maryland 20852
                                 (301) 881-0080
                     (Name, address and telephone number of
                               agent for service)

                                   Copies to:
                             Jeffrey A. Rinde, Esq.
                               Bondy & Schloss LLP
                          60 East 42nd St., 37th Floor
                            New York, New York 10165
                                 (212) 661-3535
                            Facsimile: (212) 972-1677

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                                  PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
   TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE            OFFERING          AGGREGATE OFFERING     REGISTRATION
            TO BE REGISTERED                   REGISTERED         PRICE PER SHARE (1)        PRICE (1)            FEE (2)
---------------------------------------------------------------------------------------------------------------------------
     Common Stock, par value $.005         26,667 shares (3)          $1.50               $   40,000.50
---------------------------------------------------------------------------------------------------------------------------
     Common Stock, par value $.005         40,000 shares (4)           2.50                  100,000.00
---------------------------------------------------------------------------------------------------------------------------
     Common Stock, par value $.005        290,000 shares (5)           2.00                  580,000.00
---------------------------------------------------------------------------------------------------------------------------
     Common Stock, par value $.005         30,770 shares (6)           3.25                  100,002.50
---------------------------------------------------------------------------------------------------------------------------
     Common Stock, par value $.005         85,000 shares (7)           0.81                   68,850.00
---------------------------------------------------------------------------------------------------------------------------
     Common Stock, par value $.005         21,667 shares (8)           1.50                   32,500.50
---------------------------------------------------------------------------------------------------------------------------
     Common Stock, par value $.005        738,000 shares (9)           1.00                  738,000.00
---------------------------------------------------------------------------------------------------------------------------
     Common Stock, par value $.005        662,276 shares (10)          0.50                  316,328.32
---------------------------------------------------------------------------------------------------------------------------
     Common Stock, par value $.005         45,000 shares (11)          0.82                   36,900.00
---------------------------------------------------------------------------------------------------------------------------
     Common Stock, par value $.005        400,000 shares (12)          0.85                  340,000.00
---------------------------------------------------------------------------------------------------------------------------
     Common Stock, par value $.005        151,125 shares (13)          0.75                  113,343.75
---------------------------------------------------------------------------------------------------------------------------
     Common Stock, par value $.005         98,335 shares (14)          1.50                  147,502.50
---------------------------------------------------------------------------------------------------------------------------
     Common Stock, par value $.005         44,000 shares (15)          1.25                   55,000.00
---------------------------------------------------------------------------------------------------------------------------
                 Total                                                                      2,668,428.07         $338.09
===========================================================================================================================

(1) Calculated pursuant to Rule 457. In the absence of a trading market for the registrant's securities, the prices stated above were calculated as follows: for shares issued for cash, the price listed is that at which such securities were issued for cash in negotiated transactions; for shares issued for services rendered, the price is based upon a good faith estimate of the fair market value of the common stock (as derived from sales of such shares in negotiated transactions).
(2) Calculated based upon Fee Rate Advisory #7 for fiscal year 2004.
(3) Represent shares issued to Robert Stewart upon conversion of a convertible promissory note at a conversion price of $1.50 per share.
(4) Represent shares issued for cash to Robert Creighton-Roth IRA and DICUT Inc. at a price of $2.50 per share.
(5) Represent shares issued for cash to William Prain, Dawn M. Guimond, Motta Investment Co. Ltd., Motta Family Revocable Living Trust at a price of $2.00 per share.
(6) Represent shares issued for cash to Dependable Ranch Lenders LLC at a price of $3.25 per share.
(7) Represent shares issued to Greg Smith, Kelly Morgan, Jeff Kosanke, Amista Salcido, Peter S. Dobbs and Randell Jeter for consulting services rendered valued at $0.81 per share.
(8) Represent shares issued for cash to Gary Pleggenkuhle and Jeff Lowell at a price of $1.50 per share.
(9) Represent shares issued for cash to several individual investors at a price of $1.00 per share.
(10) Represent shares issued to Mari Stassi, Dawn Guimond, Motta Investment Co. Ltd., Robert Stewart and Dependable Ranch Lenders LLC for cash, and to Thelma Johnson for consulting services rendered valued at $0.50 per share.
(11) Represent shares issued to Steve Frankiewicz, Thelma Johnson, David Audsley, Brandi Shriver and Timothy Shriver Jr. for consulting services rendered valued at $0.82 per share.
(12) Represent shares issued for cash to Renka Inc. at a price of $.85 per share.
(13) Represent shares issued to Steve Frankiewicz and Thelma Johnson for consulting services rendered valued at $0.75 per share.
(14) Represent shares issued to John L. Theobald , William R. Lindner and Van L. Shumway Jr. for cash, and Travis Hoffman for consulting services rendered, valued at $1.50 per share.
(15) Represent shares issued for cash to Peter Dobbs and Peter Maina at a price of $1.25 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither the selling shareholders nor we are soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED FEBRUARY 2, 2004

                                    CDEX Inc.

                        2,632,840 Shares of Common Stock

This prospectus relates to the distribution by certain shareholders of CDEX Inc. of up to 2,632,840 shares of our common stock. CDEX is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by CDEX.

Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

Currently, no public market exists for CDEX common stock.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

Please refer to "Risk Factors" beginning on page 5.

No underwriter or person has been engaged to facilitate the distribution of shares of common stock in this offering.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is ___________, 2004.

                                TABLE OF CONTENTS

                                                                        NUMBER

Prospectus Summary                                                             3

Summary of the Offering                                                        3

Summary of Consolidated Financial Information                                  4

Risk Factors                                                                   5

Cautionary Statement Regarding Forward-Looking Statements                     10

Use of Proceeds                                                               11

Capitalization                                                                12

Management's Discussion and Analysis of Financial Conditions
and Plan of Operations                                                        13

Our Business                                                                  17

Management                                                                    26

Executive Compensation                                                        28

Selling Shareholders                                                          32

Security Ownership Of Certain Beneficial Holders And Management               34

Description of Securities                                                     35

Plan of Distribution                                                          35

Certain Transactions                                                          36

Where You Can Find More Information                                           36

Financial Statements                                                         F-1

                               PROSPECTUS SUMMARY

OVERVIEW

CDEX Inc was incorporated in the State of Nevada on July 6, 2001. We are a technology company with a current focus on developing and marketing products using chemical detection and validation technologies. At present, we are devoting our resources to the development of products for two distinct markets:
(i) identification of substances of concern (e.g., explosives, illegal drugs and chemical/biological weapons); and (ii) anti-counterfeiting, brand protection and quality assurance (e.g., validation of prescription medication; detection of counterfeit or sub-par products for brand protection; and quality assurance inspection of incoming raw materials and outgoing final products). Each application area is supported by our patents pending technologies and each by common technological platforms.

We anticipate acquiring other technologies in the future through partnering and investment. However, unless and until such time as we acquire other technology assets, we anticipate that almost all of our revenues, if any, will come from our chemical detection products.

Our principal office is located at 1700 Rockville Pike, Suite 400, Rockville, MD 20852. Our telephone number is (301)881-0080.

                             SUMMARY OF THE OFFERING

DESCRIPTION OF SHARES OFFERED              Class A Common Stock, par value
                                           $.005 per share

COMMON STOCK OUTSTANDING                   Class A: 23,438,532 shares
                                           Class B: 220,000 shares

CLASS A COMMON STOCK BEING
OFFERED BY SELLING SHAREHOLDERS            2,632,840 shares

USE OF PROCEEDS

Because we are conducting this offering on behalf of selling security holders, they will receive all of the proceeds from the sale of their shares. We will receive none of the proceeds from the sale of shares under this prospectus, but we did receive consideration from the selling shareholders at the time they purchased their shares. Although we will not receive the proceeds from the sale of shares in this offering, we will pay all of the expenses of the offering, including, without limitation, professional fees and printing expenses.

RISK FACTORS

An investment in our common stock involves a high degree of risk, and should be considered only by persons who can afford the loss of their entire investment. You should read carefully the factors discussed under Risk Factors beginning on page 5. Several of the most significant risks of this offering include:

Limited prior operations, history of operating losses, and accumulated deficit may affect CDEX's ability to survive.

We have a history of net losses and may continue to have them.

CDEX has received a going concern opinion from its independent auditors that describes the uncertainty regarding its ability to continue as a going concern due to its historical negative cash flow.

Need for additional financing may affect our operations and plan of business.

TRANSFER AGENT AND REGISTRAR
FOR THE CDEX SHARES             Nevada Agency and Trust Company
                                50 Liberty Street, Suite 880, Reno, Nevada 89501

TRADING MARKET

No public trading market for our common stock currently exists. We anticipate that our Class A Common Stock will be traded on the Over The Counter Bulletin Board. We expect that a market maker will apply for quotation on the Over the Counter Bulletin Board on our behalf prior to the effective date of the offering. However, we cannot guarantee that such application will be granted or that a trading market in our common stock will develop.

DIVIDEND POLICY

CDEX has not paid dividends in the past, nor do we anticipate paying cash dividends at any time in the near future. Any decision to pay a dividend will be in the sole discretion of the board of directors.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

         The following table presents summary historical financial information for the fiscal years ended October 31, 2003 and 2002, and certain balance sheet information. The data was taken from our financial statements appearing elsewhere in this prospectus, and you should read the actual financial statements for a complete presentation of this information.

=======================================================================================================================
                                                                        FOR THE YEAR ENDED OCTOBER 31,
                                                       ================================================================
                                                                     2003                            2002
=======================================================================================================================
OPERATING DATA
-----------------------------------------------------------------------------------------------------------------------
Revenue                                                         $  191,964                       $    75,952
-----------------------------------------------------------------------------------------------------------------------
Development costs                                                2,683,756                         2,608,561
-----------------------------------------------------------------------------------------------------------------------
General and administrative expenses                              1,222,271                           913,565
-----------------------------------------------------------------------------------------------------------------------
Net income (loss)                                               (3,713,920)                       (3,447,587)
-----------------------------------------------------------------------------------------------------------------------
Net (loss) per common share outstanding                             $(0.19)                           $(0.22)
-----------------------------------------------------------------------------------------------------------------------
Weighted average number of shares of common stock
outstanding                                                     19,730,922                        15,880,794
-----------------------------------------------------------------------------------------------------------------------
                                                                           AS OF OCTOBER 31,
-----------------------------------------------------------------------------------------------------------------------
                                                                     2003                            2002
-----------------------------------------------------------------------------------------------------------------------
BALANCE SHEET DATA
-----------------------------------------------------------------------------------------------------------------------
Current assets                                                 $   434,477                       $   293,197
-----------------------------------------------------------------------------------------------------------------------
Total assets                                                       756,529                           600,124
-----------------------------------------------------------------------------------------------------------------------
Current liabilities                                                 19,137                         1,508,990
-----------------------------------------------------------------------------------------------------------------------
Long term liabilities                                                   --                               --
-----------------------------------------------------------------------------------------------------------------------
Stockholders' equity (deficit)                                     737,392                          (908,866)
-----------------------------------------------------------------------------------------------------------------------
Working capital (deficit)                                          415,340                        (1,215,793)
=======================================================================================================================

                                  RISK FACTORS

You should carefully consider each of the following risk factors and all of the other information in this prospectus. The following risks relate principally to the offering and CDEX's business. The risk factors below contain forward-looking statements regarding the offering and CDEX. Actual results could differ materially from those set forth in the forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Statements" below.

RISKS RELATED TO OUR BUSINESS

LIMITED PRIOR OPERATIONS, HISTORY OF OPERATING LOSSES, AND ACCUMULATED DEFICIT MAY AFFECT CDEX'S ABILITY TO SURVIVE.

We have had limited operations to date. Since our principal activities to date have been limited to organizational activities, research and development, product development and limited marketing and sales, CDEX has a very limited record of revenue-producing operations related to the sale of its products. Consequently, we have only a limited operating history upon which to base an assumption that we will be able to achieve our business plans. In addition, we have only limited assets. As a result, we cannot be certain that CDEX will generate revenues or become profitable in the future. If we are unable to obtain customers and generate sufficient revenues to operate profitably, our business will not succeed. Accordingly, CDEX's prospects must be considered in light of the risks, expenses and difficulties frequently encountered in connection with the establishment of a new business in a highly competitive industry characterized by new product introductions.

WE HAVE A HISTORY OF NET LOSSES AND MAY CONTINUE TO HAVE THEM.

CDEX has incurred recurring operating losses and will need additional financing to continue as a going concern. We have been and continue to be dependent upon outside and related party financing to develop and market our chemical detection products, perform our business and product development activities, and provide for ongoing working capital requirements.

CDEX'S FUTURE REVENUE AND OPERATING RESULTS ARE UNPREDICTABLE AND MAY FLUCTUATE.

Our short operating history and the rapidly changing nature of the markets in which we focus make it difficult to forecast our revenues and operating results accurately. Our operating results are unpredictable and we expect them to fluctuate in the future due to a number of factors. These factors may include, among others:

o the timing of sales of our products and services, particularly in light of our minimal sales history;

o   difficulty in keeping current with changing technologies;

o unexpected delays in introducing new products, new product features and services;

o increased expenses, whether related to sales and marketing, product development or administration;

o deferral of recognition of our revenue in accordance with applicable accounting principles due to the time required to complete projects;

o   the mix of product license and services revenue; and

o   costs related to possible acquisitions of technologies or businesses.

CDEX HAS RECEIVED A GOING CONCERN OPINION FROM ITS INDEPENDENT AUDITORS THAT DESCRIBES THE UNCERTAINTY REGARDING ITS ABILITY TO CONTINUE AS A GOING CONCERN.

We have received a report from our independent auditors for the fiscal year ended October 31, 2003 containing an explanatory paragraph that describes the uncertainty regarding our ability to continue as a going concern due to historical negative cash flow. We cannot be certain that our business plans will be successful or what actions may become necessary to preserve our business. Any inability to raise capital may require us to reduce operations or could cause our business to fail.

WE HAVE NOT YET RETAINED A CHIEF FINANCIAL OFFICER NOR PUT IN PLACE THE TYPES OF FINANCIAL CONTROLS AND PROCEDURES WHICH WILL BE REQUIRED OF PUBLIC COMPANIES. The Sarbanes-Oxley Act requires public companies to maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in reports filed with the SEC is recorded, processed, summarized and reported within the time required. This includes controls and procedures to ensure that such information is accumulated and communicated to management, including the chief executive and financial officers, so as to allow timely decisions regarding required disclosure of such information. The Sarbanes-Oxley Act also required documentation of internal control procedures, remediation as needed, and periodic testing of the controls. We are in the process of reviewing our internal controls with a view toward documenting the required controls and procedures, remediating existing deficiencies and adopting a testing plan. This process is in the initial stages. We have no designated chief financial officer, although we are currently considering possible candidates to fill this position.

NEED FOR ADDITIONAL FINANCING MAY AFFECT OUR OPERATIONS AND PLAN OF BUSINESS.

Since our inception, CDEX has funded its operations through borrowings and financings. Current funds available to CDEX will not be adequate for us to be competitive in the areas in which we intend to operate. Our continued operations, as well as the implementation of our business plan, will therefore depend upon our ability to raise additional funds through bank borrowings or equity or debt financing. We anticipate that we will need to raise approximately $3,500,000 to $5,000,000 over the next twelve months for such purposes. We continue to seek prospective investors who may provide some of this funding. However, in the absence of such funding, adequate funds may not be available when needed or may not be available on favorable terms. Our ability to continue as a going concern is dependent on additional sources of capital and the success of our business plan.

Certain family members of our management team have advanced funds to CDEX on an as-needed basis although there is no definitive or legally binding arrangement to do so. All such advances have been repaid. CDEX currently has no arrangements or commitments for ongoing funding. We believe that our initial revenues will primarily depend upon our ability to develop and distribute our products in a cost-effective and efficient manner. If funding is insufficient at any time in the future, we may not be able to take advantage of business opportunities or respond to competitive pressures, any of which could have a negative impact on our business, operating results and financial condition.

CDEX SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION IF WE ISSUE ADDITIONAL EQUITY TO FUND OPERATIONS OR ACQUIRE BUSINESSES OR TECHNOLOGIES.

If working capital or future acquisitions are financed through the issuance of equity securities, CDEX shareholders will experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of the currently outstanding CDEX shares of common stock. The conversion of future debt obligations into equity securities could also have a dilutive effect on our shareholders. Regardless of whether our cash assets prove to be inadequate to meet our operational needs, we may elect to compensate providers of services by issuing stock in lieu of cash.

CDEX WILL FACE MANY OF THE DIFFICULTIES THAT COMPANIES IN THE EARLY STAGE MAY FACE.

As a result of our limited operating history, it may be difficult to assess our growth and earnings potential. We have faced many of the difficulties that companies in the early stages of their development in new and evolving markets often face. These have included, among others:

o substantial delays and expenses related to testing and development of new products;
o   competition from larger and more established companies;
o   lack of sufficient customers, revenues and cash flow; and
o   limited financial resources.

We may continue to face these and other difficulties in the future, some of which may be beyond our control. If we are unable to address these problems successfully, our future growth and earnings will be negatively affected.

OUR POTENTIAL INABILITY TO PROTECT THE PROPRIETARY RIGHTS IN CDEX'S TECHNOLOGIES MAY HAMPER OUR ABILITY TO MANUFACTURE PRODUCTS.

Our success and ability to compete will be dependent in part on the protection of our potential patents, trademarks, trade names, service marks and other proprietary rights. We rely on non-disclosure agreements and patent, trade secret and copyright laws to protect the intellectual property that we have developed and plan to develop, but such agreements and laws may provide insufficient protection. Moreover, other companies may develop products that are similar or superior to CDEX's or may copy or otherwise obtain and use our proprietary information without authorization. In addition, certain of our know-how and proprietary technologies may not be patentable. Policing unauthorized use of CDEX's proprietary and other intellectual property rights could entail significant expense and could be difficult or impossible. In addition, third parties may bring claims of copyright or trademark infringement against CDEX or claim that certain of our processes or features violate a patent, that we have misappropriated their technology or formats or otherwise infringed upon their proprietary rights. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, and/or require CDEX to enter into costly royalty or licensing arrangements to prevent further infringement, any of which could cause a decrease in our profits.

Our competitive position also depends upon unpatented trade secrets. Trade secrets are difficult to protect. Our competitors may independently develop proprietary information and techniques that are substantially equivalent to ours or otherwise gain access to our trade secrets, such as through unauthorized or inadvertent disclosure of our trade secrets.

We may rely on certain intellectual property licensed from third parties, and may be required to license additional products or services in the future, in order to move forward with our business plan. These third party licenses may be unavailable on acceptable terms, when needed or at all. An inability to enter into and maintain any of these licenses could have a material adverse effect on our business, financial condition or operating results.

NO ASSURANCE OF SUCCESSFUL MANUFACTURING MAY AFFECT OUR ABILITY TO SURVIVE.

CDEX itself has no experience in manufacturing commercial quantities of products, and our management has had limited experience in this area. We presently have no plans for developing in-house manufacturing capability beyond aggregating off the shelf components for our initial units into a final assembly. Accordingly, we may depend upon securing a contract manufacturer or other third party to manufacture certain components although, in our early stages, we plan to do the final assembly and testing of the initial units in-house. We cannot be certain that the terms of any such arrangement would be favorable enough to permit our products to compete effectively in the marketplace.

DEPENDENCE ON OUTSOURCED MANUFACTURING MAY AFFECT ABILITY TO BRING PRODUCTS TO MARKET.

The risks of association with outsourced manufacturers are related to their operations, finances and suppliers. CDEX may suffer losses if any outside manufacturer fails to perform its obligations to manufacture and ship the manufactured product. These manufacturers' financial affairs may also affect our ability to obtain product from them in a timely fashion should they fail to continue to obtain sufficient financing during a period of incremental growth.

THE GREATER THAN EXPECTED LENGTH OF THE PRODUCT DEVELOPMENT CYCLE MAY ADVERSELY AFFECT OUR FUTURE REVENUES.

The length of our product development cycle has generally been greater than we originally expected. We are likely to experience delays in future product development. These delays could have a material adverse effect on the amount and timing of future revenues.

NO ASSURANCE OF MARKET ACCEPTANCE MAY AFFECT ABILITY TO SELL PRODUCTS.

We cannot be certain that any products, which we successfully develop will ever achieve market acceptance. Our products, if successfully developed, may compete with a number of traditional products manufactured and marketed by major technology companies, as well as new products currently under development by such companies and others. The degree of market acceptance of our products will depend on a number of factors, including the establishment and demonstration of the efficacy of the product candidates, their potential advantage over alternative methods and reimbursement policies of government and third party payors. We cannot be certain that the marketplace in general will accept and utilize any of our products.

THE RESULTS OF OUR RESEARCH AND DEVELOPMENT EFFORTS ARE UNCERTAIN, AND WE MAY BE UNABLE TO ADAPT IN A TIMELY MANNER TO CHANGES IN THE DYNAMIC TECHNOLOGICAL ENVIRONMENTS IN WHICH WE INTEND TO MARKET OUR PRODUCTS.

We will need to make research and development expenditures to create new uses and new features to our products to remain competitive. The products we are currently developing or may develop in the future may not be technologically successful. If they are not technologically successful, our resulting products may not achieve market acceptance and may not compete effectively with products of our competitors currently in the market or introduced in the future.

Critical issues concerning the governmental or commercial use of chemical detection mechanisms, including security, reliability, accuracy, cost, ease of use, accessibility, or potential tax or other government regulation, may affect the relevance and functionality of our products. If we are unsuccessful in timely assimilating development changes in the various environments in which we intend to market our products, our future net revenues and operating results could be adversely affected.

We hope to market our products in industries characterized by rapid change and uncertainty relating to new and emerging technologies. Future technology or market changes may cause some of our products to become obsolete more quickly than expected.

POTENTIAL DEFECTS AND PRODUCT LIABILITY COULD RESULT IN DELAYS IN MARKET ACCEPTANCE, UNEXPECTED LIABILITY AND COSTS AND DIMINISHED OPERATING RESULTS.

Technology-based products frequently contain errors or defects, especially when first introduced or when new versions are released. Defects and errors could be found in current versions of our products, future upgrades to current products or newly developed and released products. These defects could result in product liability suits, delays in market acceptance or unexpected redevelopment costs, which could cause any profits we might otherwise have to decline. We anticipate most of our agreements with customers will contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that we will be unable to negotiate such provisions with certain customers or that these provisions, if negotiated, may not be valid as a result of federal, state, local or foreign laws or ordinances or unfavorable judicial decisions. A successful product liability claim could damage our business, operating results and financial condition. Prior to the actual licensing of our technologies for use in distributed products or the entry of our products made by us into the market, we plan to procure product liability insurance. Although we have researched policies for such insurance, we currently have none in place, and we cannot be certain that the amount or extent of coverage will be adequate once we obtain it.

OUR POTENTIAL FUTURE BUSINESS AND/OR TECHNOLOGY ACQUISITIONS MAY BE UNPREDICTABLE AND MAY CAUSE OUR BUSINESS TO SUFFER.

CDEX intends to expand its operations through the acquisition of additional businesses or technologies, some of which may be outside our current field of operations. However, we may be unable to identify any such businesses or technologies. Expansion may involve a number of special risks, including possible adverse effects on our operating results or balance sheet (particularly in the event of impairment of acquired intangible assets), diversion of management attention, inability to retain key personnel, risks associated with unanticipated events, any of which could prevent us from becoming profitable. In addition, if competition for acquisition candidates or technologies were to increase, the cost of acquiring businesses or technologies could increase as well. If we are unable to implement and manage our expansion strategy successfully, our business may suffer or fail.

SUBSTANTIAL COMPETITION MAY AFFECT OUR ABILITY TO SELL PRODUCTS.

We may experience substantial competition in our efforts to locate and attract customers for our products. Many competitors in the industry have greater experience, resources, and managerial capabilities and may be in a better position than we are to obtain access to and attract customers. A number of larger companies will directly compete with us in some or all markets. Such competition could have a material adverse effect on our profitability or viability.

OTHER EXTERNAL INDUSTRY FACTORS MAY AFFECT OUR VIABILITY.

The chemical detection and validation industries in general are speculative and involve substantial risk. We cannot be certain that the expenditures made by CDEX will result in a commercially profitable business. The marketability of our products will be affected by numerous factors beyond our control. These factors include market fluctuations, and the general state of the economy (including the rate of inflation and local economic conditions), which can affect government spending on security and corporate spending for anti-counterfeiting or brand protection measures. Factors that leave less money in the hands of potential customers will likely have an adverse effect on our business. We cannot accurately predict the exact effect of these factors, but their combination may impede our ability to receive an adequate return on invested capital.

LOSS OF ANY OF OUR CURRENT MANAGEMENT OR INABILITY TO RECRUIT AND RETAIN QUALITY PERSONNEL COULD ADVERSELY IMPACT OUR BUSINESS AND PROSPECTS. OUR DIRECTORS AND OFFICERS EXERT SUBSTANTIAL CONTROL OVER OUR BUSINESS AND OPERATIONS.

We are dependent on our key officers, including Malcolm Philips Jr., Timothy Shriver and Michael Mergenthaler, our Chairman of the Board, our Senior Vice President of Technical Operations and our Vice President of Business Operations, respectively, our directors and our key employee. The loss of any of our key personnel could materially harm our business because of the cost and time necessary to retain and train a replacement. Such a loss would also divert management attention away from operational issues. To minimize the effects of such loss, we have entered into employment contracts and non-competion agreements with our key officers and employees, including Messrs. Philips, Shriver and Mergenthaler.

In addition, our officers and/or directors are responsible for making all decisions with respect to our management. Except for voting rights attached to our common or preferred stock, investors in CDEX have no control over decisions which affect our business. Our success will depend in large measure on the skill and judgment of our directors and officers. Accordingly, no person should invest in our stock unless he or she is willing to entrust all aspects of CDEX's management to our officers and directors.

POTENTIAL CONFLICTS OF INTEREST MAY AFFECT OUR MANAGEMENT'S ABILITY TO MAKE DECISIONS IN CDEX'S BEST INTERESTS.

Our directors and executive officers have other interests to which they devote time, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on boards of directors, and each will continue to do so notwithstanding the fact that their time may be required for our business. As a result, certain conflicts of interest may arise between CDEX and our officers and/or directors that may not be susceptible to resolution. None of our directors or officers is affiliated with any company which directly competes with CDEX today.

In addition, conflicts of interest may arise in the area of corporate opportunities or potential transactions that cannot be resolved through arm's length negotiations. Our officers and directors have a fiduciary duty to resolve potential conflicts in the best interests of CDEX and its shareholders.

OUR MANAGEMENT LACKS EXPERIENCE IN THIS MARKET.

Although widely experienced in other industries, our current senior management team has little experience leading the development, marketing and sales of technology products in the chemical detection and validation marketplace.

RISKS RELATING TO THE OFFERING AND OUR COMMON STOCK

ABSENCE OF CASH DIVIDENDS MAY AFFECT INVESTMENT VALUE OF OUR STOCK.

We do not anticipate paying cash dividends on our common stock for the foreseeable future and intend to retain any future earnings to finance the growth of CDEX's business. Payment of dividends, if any, will depend on, among other factors, our earnings, capital requirements and general operating and financial condition as well as any legal limitations on the payment of dividends out of paid-in capital.

THERE HAS NOT BEEN ANY PRIOR TRADING MARKET FOR OUR SHARES, AND WE CANNOT BE CERTAIN THAT ONE WILL DEVELOP.

There is no current trading market for our common stock. Subsequent to the date hereof, we anticipate that our common stock will be listed on the Over The Counter Bulletin Board. If our common stock is not eligible for such listing, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities. Even if our common stock is listed on the OTC Bulletin Board, we cannot be certain that our shares will be actively traded or at what prices they will trade.

RISK OF LOW PRICED SECURITIES MAY AFFECT THE MARKET VALUE OF OUR STOCK.

Our common stock may be subject to the low-priced security or so called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities. The Securities Enforcement and Penny Stock Reform Act of 1990 ("Reform Act") requires additional disclosure in connection with any trades involving a stock defined as a "penny stock" (generally defined as, according to recent regulations adopted by the U.S. Securities and Exchange Commission, any equity security that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. The regulations governing low-priced or penny stocks sometimes may limit the ability of broker-dealers to sell CDEX's common stock and thus, ultimately, the ability of the investors to sell their securities in the secondary market. Prices for CDEX shares will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, CDEX's results of operations, what investors think of CDEX and the chemical detection and validation industry, changes in economic conditions in the industry, and general economic and market conditions. Market fluctuations could have a material adverse impact on the trading price of our shares.

FAILURE TO MAINTAIN MARKET MAKERS MAY AFFECT VALUE OF OUR COMMON STOCK.

If CDEX is unable to maintain National Association of Securities Dealers, Inc. member broker/dealers as market makers, the liquidity of our common stock could be impaired, not only in the number of shares of common stock which could be bought and sold, but also through possible delays in the timing of transactions, and lower prices for our common stock than might otherwise prevail. Furthermore, the lack of market makers could result in CDEX shareholders being unable to buy or sell shares of our common stock on any secondary market. We may be unable to maintain such market makers.

SALE OF SHARES ELIGIBLE FOR FUTURE SALE COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

Other than the shares offered hereby, 3,651,000 of the 23,438,532 outstanding shares of our Class A common stock have been issued in reliance on a registration exemption under the Securities Act of 1933, as amended. Such shares will not be available for sale in the open market without registration except in reliance upon Rule 144 under the Securities Act. In general, under Rule 144 a person, or persons whose shares are aggregated, who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed "affiliates" of CDEX, as defined in Rule 144, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume during the four calendar weeks preceding such sale, provided that current public information is then available. In addition, a person who is not deemed to have been an affiliate at any time during the three (3) months preceding a sale and who has beneficially owned the restricted securities for the last two (2) years, is entitled to sell all such shares without regard to the volume limitations, current public information requirements, manner of sale provisions and notice requirements. If a substantial number of the shares owned by these shareholders were sold under Rule 144, the market price of our common stock could be adversely affected.

DISTRIBUTION OF SHARES OF OUR COMMON STOCK BY A SIGNIFICANT SHAREHOLDER COULD CREATE AN OVERHANG IN THE MARKET.

Pursuant to a court order, a significant CDEX shareholder was ordered to distribute to its shareholders and others approximately 12,000,000 shares of CDEX common stock which it held. These shares were restricted and could not be sold publicly by that significant shareholder. However, under the court order and pursuant to Section 3 of the Securities Act, these shares will be freely tradable by the individual shareholders of this significant shareholder. Thus, in addition to the shares offered hereby, 12,000,000 shares held by the shareholders of this significant shareholder will be eligible for public sale, when and if a trading market develops for our shares. As a result, the prices at which our shares trade may be lower than the price that would be expected for a fully distributed issue.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Information included in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and "Our Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                                 USE OF PROCEEDS

CDEX will receive no proceeds from the distribution of securities in this offering. All proceeds will go to the selling shareholders who are offering their shares in this prospectus.

                                 CAPITALIZATION

         The following table sets forth the capitalization of CDEX at October 31, 2003. The following table should be read in conjunction with the financial statements and related notes thereto included elsewhere in this prospectus.

--------------------------------------------------------------------------------------
Total current liabilities                                                       19,137
--------------------------------------------------------------------------------------
Long-term debt
--------------------------------------------------------------------------------------
Stockholders' equity
--------------------------------------------------------------------------------------
        Preferred Stock, par value, $.005 per share: 6,000,000 shares             --
        authorized; none issued and outstanding
--------------------------------------------------------------------------------------
        Common Stock, Class A, par value, $.005 per share: 33,500,000          115,878
        shares authorized; 23,175,505 shares issued and outstanding
--------------------------------------------------------------------------------------
        Common Stock, Class B, par value, $.005 per share: 500,000 shares        1,100
        authorized; 220,000 shares issued and outstanding
--------------------------------------------------------------------------------------
   Additional paid-in capital                                               10,039,805
--------------------------------------------------------------------------------------
   Total capitalization                                                     10,175,920
--------------------------------------------------------------------------------------

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                    FINANCIAL CONDITION AND PLAN OF OPERATION

You should read the following discussion in conjunction with our audited financial statements and related notes included elsewhere in this information statement. The following discussion contains forward-looking statements. Please see Forward-Looking Statements for a discussion of uncertainties, risks and assumptions associated with these statements.

PLAN OF OPERATION

We are a technology development company. Our primary focus is and will continue to be products from technologies that we develop in-house or acquire from other sources. Our current focus is on developing and marketing products using chemical detection and validation technologies. With regard to these technologies, our primary activities over the next twelve months will be developing products with increasing focus on the marketing of those products. For technical, accounting purposes, we are currently in the development stage and expect to continue as such for the next 12 months. At present, we are devoting our resources to the development of products for our two potential markets: (i) identification of substances of concern (e.g., explosives, illegal drugs and chemical/biological weapons); and (ii) anti-counterfeiting, brand protection and quality assurance (e.g., validation of prescription medication; detection of counterfeit or sub-par products for brand protection; and quality assurance inspection of incoming raw materials and outgoing final products).

We anticipate acquiring other technologies in the future through partnering and investment. However, unless and until such time as we acquire other technology assets, we anticipate that almost all of our revenues, if any, will come from our chemical detection and validation products.

In the medical area, we plan on continuing our emphasis on our SafeMed product line (which is intended for use in ensuring that medication has not been counterfeited by substitution or dilution of the constituent ingredients or that the medication administered is what was prescribed), by completing final engineering and expanding marketing efforts. Until such time as final engineering is complete on our SafeMed products, we will support field test sites and third party research projects using pre-production model prototypes. Our first products will focus on the prescription medication anti-counterfeiting market, with the Counterfeit Medication Detection Unit (CMDU) being the first completed product CDEX places in the end-consumer marketplace, followed closely thereafter by introduction of quality assurance based applications - also focused on healthcare - namely the NDU (Narcotics Disposal Unit) and the Intravenous Medication Validation System (IMVS). In the explosive detection area, the PS3 (Personnel Security Screening System, designed to detect trace amounts of explosive on surfaces impacted by UV energy) is scheduled to be our first end-consumer product.

We plan to increase our existing sales force by March 1, 2004 to augment sales efforts in the healthcare industry as well as focus on sales to the federal government. We also plan to continue attending industry trade shows and creating private audience demonstrations with potential customers or partners. We anticipate entering into marketing and distribution partnerships with companies established in the healthcare market to distribute our anti-counterfeiting and quality assurance products through reseller agreements and technology partnerships where our validation and identification technologies will be integrated with their medication distribution systems.

We anticipate revenue from our security market (e.g., explosive detection equipment) to be via government development contracts, licensing agreements with existing vendors of security equipment and explosive detection products, followed by unit sales to end-users. We have entered into discussions with certain security solution vendors and have submitted joint proposals with several large companies, but have not yet obtained contracts with those vendors or reached any definitive licensing-type agreements with them. While potential licensing opportunities are fully explored, we will continue to prosecute development efforts. We anticipate continuing to seek development contracts with the U.S. government for development of future products, including those associated with detection of chemical and biological weapons. We have elected to defer additional work on landmine detection pending receipt of additional resources to address some of the technical issues associated with commercialization, e.g., increasing the footprint and speed of the unit.

RESULTS OF OPERATIONS

YEAR ENDED OCTOBER 31, 2003 COMPARED WITH OCTOBER 31, 2002

During the year ended October 31, 2003, we received revenue of $191,964, representing an increase of $116,012 (or 152.7%) over $75,952 of revenue for the year ended October 31, 2002. In fiscal 2003, these revenues were from our agreement with the U.S. Department of Defense under which we performed a feasibility study for detection of chemical and biological agents with our existing technologies. In fiscal 2002, these revenues came primarily from a sub-contract with a government contractor to conduct initial field experiments and data gathering, in arid and temperate climates, using an early stage production model of a landmine detection system based on CDEX's base technologies.

During the year ended October 31, 2003, we had development costs of $2,683,756, representing an increase of $75,195 (or 2.9%) over $2,608,561 for the year ended October 31, 2002. These costs were for development of our base technology platform, which was used for the fulfillment of development contracts from which we derived the aforementioned revenues.

During the year ended October 31, 2003, we had general and administrative expenses of $1,222,271, representing an increase of $308,706 (or 33.8%) over $913,565 for the year ended October 31, 2002. In both years, these expenses primarily consisted of salaries, fees for professional services, preparation and review of contracts, and intellectual property (filing of patent applications) as well as insurance costs. Much of these costs reflect non-cash compensation paid in CDEX common stock, which has been expensed in our financial statements.

The foregoing resulted in a net loss of $3,713,920 for fiscal 2003 and of $3,447,587 for fiscal 2002.

LIQUIDITY AND CAPITAL RESOURCES

To date, CDEX has incurred substantial losses, and will require financing for working capital to meet its operating objectives. We anticipate that we will require financing on an ongoing basis unless and until we are able to support our operating activities with revenues.

As of October 31, 2003, we had working capital OF $415,340, $342,923 of which consisted of cash and cash equivalents. We anticipate the need to raise approximately $3,500,000 to $5,000,000 over the next twelve months to satisfy our current budgetary projections, which include substantial payments for the component parts associated with assembly of our first products. Our continued operations, as well as the implementation of our business plan, therefore will depend upon our ability to raise additional funds through bank borrowings, equity or debt financing. We continue to seek prospective investors who may provide some of this funding. In December 2003, we issued 83,335 shares of our common stock to accredited investors at $1.50 per share. In January 2004, we received commitments for additional funding in the aggregate amount of $55,000 from two of our existing investors and are exploring other potential funding opportunities. Also, on January 20, 2004, we received an unconditional subscription for 1,333,333 shares for an aggregate price of $1,000,000 from an accredited investor. The purchase price is payable in installments, the last of which, is due on July 2, 2004.

During the year ended October 31, 2003, we used net cash of $1,239,159 in operating activities and invested $98,850 in property and equipment. We received proceeds in the amount of $1,400,500 from the sale of restricted shares of common stock to accredited investors.

We have received limited revenues from operations to date and are actively negotiating with potential contractors who, in some cases, may either license our technologies for use in products produced by them or, in other cases, may purchase products produced by us. We believe we may potentially begin to generate revenues from such licenses or product sales as early as the third calendar quarter of 2004. However, we cannot be certain whether or when we will receive such revenues.

CRITICAL ACCOUNTING POLICIES

The discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate these estimates, including those related to bad debts, inventory obsolescence, intangible assets, payroll tax obligations, and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of certain assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

We have identified below certain accounting policies which we apply in the preparation of our financial statements. We believe that the policies discussed below are those most critical to our business operations. These policies form the basis of our discussion throughout this section and affect our reported and expected financial results.

REVENUE RECOGNITION: Development contract revenue represents fees earned in connection with two development contracts that were awarded to CDEX to complete initial testing and research on a time and material basis. Revenue from these contracts was recognized as the testing and research was performed at contractually agreed upon rates.

CASH AND CASH EQUIVALENTS: We maintain cash balances that may exceed federally insured limits. We do not believe that this results in any significant credit risk. We consider all highly liquid investments with original maturities of 90 days or less to be cash equivalents.

USE OF ACCOUNTING ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect (i) the reported amounts of assets and liabilities, (ii) disclosure of contingent assets and liabilities at the date of the financial statements and (iii) the reported amounts of revenues and expenses during the periods covered by our financial statements. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT: Property and equipment are stated at historical cost and are depreciated using the straight line method over the estimated useful lives of the related assets, ranging from five to seven years. Depreciation expenses were $84,982, $66,968 and $168,392 for the years ended October 31, 2003 and 2002, and for the period from inception to October 31, 2003, respectively.

INCOME TAXES: We file our income tax returns on the cash basis of accounting, whereby revenue is recognized when received and expenses are deducted when paid. To the extent that items of income or expense are recognized in different periods for income tax and financial reporting purposes, deferred income taxes are provided to give effect to these temporary differences. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured by applying presently enacted statutory tax rates, which are applicable to the future years in which deferred tax assets or liabilities are expected to be settled or realized, to the differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in operations in the period that the tax rate is enacted.

As we have never operated at a profit, no tax benefit has been reflected in the statement of operations and a valuation allowance has been established reducing the net carrying value of the deferred tax asset to zero.

ADVERTISING COSTS: The cost of advertising is expensed as incurred. Advertising expense was $28,483, $9,873, and $38,481 for the years ended October 31, 2003 and 2002, and for the period from inception to October 31, 2003, respectively.

RESEARCH AND DEVELOPMENT: Total research and development costs include labor for employees and contractors, rent, professional services, materials, lab equipment and disposals. These costs are expensed in the accompanying Statement of Operations which forms part of our financial statements appearing elsewhere in this prospectus.

FAIR VALUE OF FINANCIAL INSTRUMENTS: The carrying amounts of items reflected in current assets and current liabilities approximate their fair value due to the short-term nature of their underlying terms.

RISKS, UNCERTAINTIES AND CONCENTRATIONS: Financial instruments that potentially subject CDEX to significant concentration of credit risk consist primarily of cash equivalents and accounts receivable. In addition, at times CDEX's cash balances exceed federally insured amounts

All revenue reported in our financial statements was earned under two contracts, one for development and one for testing. Accounts receivable represents a portion of the revenue outstanding on these contracts. We provide for estimated credit losses at the time of revenue recognition.

NET LOSS PER COMMON SHARE: Basic net loss per share was determined by dividing net loss by the weighted average number of common shares outstanding during each year. The effect of common stock equivalents is not considered as it would be anti-dilutive.

STOCK-BASED COMPENSATION: We have provided restricted stock grants to employees and consultants as the principal element of their compensation. We determine compensation expense as the fair value, at the measurement date, of the service received or the common stock issued, whichever is more reliably determined. In the case of employees, the measurement date is the date of grant. In the case of outside consultants, the measurement date is the date at which their performance is complete. This total cost is first reflected as deferred compensation in stockholders' equity (deficit) and then amortized to compensation expense on a straight-line basis over the period over which the services are performed. When the fair value of the common stock is used and the measurement date is not the date of grant, the total cost is remeasured at the end of each reporting period based on the fair market value on that date, and the amortization is adjusted.

We have also utilized employment and consulting agreements which combine cash and stock elements of compensation, where a fixed dollar value of stock is awarded to settle noncash compensation. In this case, compensation cost is determined based on the fair value of the services, which is the more reliably determined measure. We have awarded some of the common shares in advance of when the service is performed. These amounts are shown as deferred compensation in the accompanying balance sheet. We have also paid performance bonuses in awards of common stock.

                                  OUR BUSINESS

GENERAL

CDEX Inc was incorporated in the State of Nevada on July 6, 2001. We are a technology company with a current focus on developing and marketing products using chemical detection and validation technologies. At present, we are devoting our resources to the development of products for two distinct markets:
(i) identification of substances of concern (e.g., explosives, illegal drugs and chemical/biological weapons); and (ii) anti-counterfeiting, brand protection and quality assurance (e.g., validation of prescription medication; detection of counterfeit or sub-par products for brand protection; and quality assurance inspection of incoming raw materials and outgoing final products). Each application area is supported by our patents pending technologies and each by common technological platforms.

We anticipate acquiring other technologies in the future through partnering and investment. However, unless and until such time as we acquire other technology assets, we anticipate that almost all of our revenues, if any, will come from our chemical detection products.

PRODUCTS

We are currently focusing our resources on developing real-time (within seconds) chemical detection products using our proprietary patents pending technologies. We believe products using our technologies will be able to identify substances from close range as well as longer distances, although we have not yet determined the exact limits of this range. Laboratory testing demonstrates the technologies' capability in identifying and discriminating between substances (e.g., explosives, pills or liquid medications) in a wide range of environments (e.g., buried underground or in luggage). We know of no insurmountable design obstacles that we will have to overcome before we can introduce our initial suite of products to the market.

In systems using CDEX's proprietary technologies, an energy source (e.g., x-ray or ultraviolet (UV)) is directed toward the target area. The resulting electron decay within the target substance causes emission of characteristic photons that form chemical spectral signatures that can be captured and compared to those in the CDEX database to provide real-time identification/validation of the target substances. Using algorithms that are in large measure empirically derived, CDEX proprietary software discriminates between various clutter constituents and the signal of interest to validate or identify the target substance. CDEX has developed and extensively tested several first generation systems for detection of substances. The systems all have a similar component structure with primary differences lying in the energy source (e.g., x-ray or UV), the detection environment, the discriminating algorithms and the supporting software.

IDENTIFICATION OF SUBSTANCES OF CONCERN

We are applying our chemical detection technologies to the development of a suite of applications performing complementary tasks for the detection of explosives, which include the following:

o PERSONNEL SECURITY SCREENING SYSTEM (PS(3)): A man-mobile system with a handheld, UV-based scanning device to detect trace amounts of explosive (and potentially drug residues) on areas impacted by the UV energy, e.g., on the surface of clothing, shoes, luggage, parcels, skin and personal items.

o MOBILE SECURITY SCREENING SYSTEM (MS(3)): A mobile unit that employs X-ray energy to detect explosives concealed in luggage and packages, including detection for unattended containers.

o ACCESS SECURITY SCREENING SYSTEM (AS(3)): Portal unit that screens individuals for explosive residue on areas impacted by the UV. The AS(3) expands the PS(3)'s field of view by adding multiple light sources and detectors configured in a portal walkway that examines individuals as they pass through the portal for trace amounts of explosives (and potentially drug residues) on areas impacted by the UV energy, e.g., on the surface of their skin, clothing and shoes.

o FIXED SECURITY SCREENING SYSTEM (FS(3)): Fuses the PS(3) and MS(3) into a conveyor belt unit that provides a redundant approach to luggage/package screening. The multiple detectors and sources of the FS(3) will permit the examination of luggage/packages for concealed, bulk explosives as well as for trace surface residue in a single integration with throughput comparable to existing multi-train systems.

Using the explosive detection platforms noted above, development is also progressing for systems that detect other substances of concern, including illegal drugs and chemical/biological agents. Development has progressed under contracts with the United States Government. We continue to seek other such contracts both alone and in combination with major companies.

ANTI-COUNTERFEITING, BRAND PROTECTION AND QUALITY ASSURANCE

CDEX products in this area use the same base technological platforms as our detection products described above to validate the authenticity of target substances based on their chemical signature. In the pharmaceutical and healthcare industries, for example, this allows for verification that medication has not been counterfeited by substitution or dilution of the constituent ingredients or that the medication administered is what was prescribed. Scanning the medication is non-destructive and can be done in real-time (within seconds). CDEX technology differs from currently utilized systems which rely primarily on "tagging" a package or pill to identify counterfeit medication only by the absence of these taggants. CDEX technology directly validates the medication by the unique composite spectra of the constituent fluoresced ingredients. Products in this category are in various stages of development and include:

o SAFEMED COUNTERFEIT MEDICATION DETECTION UNIT (CMDU): The CMDU is a portable solution that identifies counterfeit medication by analyzing the composite chemical signatures of medications against the authentic signature contained in the CMDU database to determine authenticity. Users scan medication to detect counterfeits before they enter inventory or reach the consumer.

o NARCOTICS DISPOSAL UNIT (NDU): The NDU validates the concentration of a narcotic designated for disposal, and prints a report that includes the amount, concentration, date and time stamp, therefore greatly reducing the potential for narcotics to leave the clinical environment illegally.

o INTRAVENOUS MEDICATION VALIDATION SYSTEM (IMVS): The IMVS validates medications that are combined in intravenous drip systems, most commonly for patients with cancer or HIV-AIDS. The product will be installed directly into the machine that combines the medications into a solution and then releases them into the intravenous drip. The devices could be designed to validate and authenticate the individual medications entering the machine as well as the final mixture exiting the machine before it enters the patient. The IMVS would trigger an alarm and/or mechanically discontinue the dispensing of the medication should it detect an unauthenticated constituent medication or an improper ratio of medications in the combined solution.

o SAFEPHARM: SafePharm validates medication being distributed in a retail pharmacy, as identified by the user, prior to distribution.

The same approach is being applied in the area of brand protection for distilled spirits, where counterfeiting and dilution of product adversely impact the taste of a popular brand or collection of taxes by a local, regional or national taxing authority.

PRODUCT STATUS AND DEVELOPMENT

Many of our potential products utilize the same basic technological platforms. Therefore, the final engineering achievement of the first product will be applied to other products downsteam in development. Development of prototypes and continued engineering is ongoing. All development has primarily utilized common, off the shelf components for applications.

We will not be able to determine end user unit pricing until final engineering is complete and vendor agreements are in place. We have yet to establish large volume relationships with suppliers. However we have established relationships with suppliers during the research and development period. We anticipate these relationships will be expanded to address higher volume of units purchased. We have received large volume quotes from suppliers for some components for our products, however until additional funding is received, we will not be able to sign any large volume agreements with these suppliers. We are not restricted in selecting sources for components. We intend to explore outsourcing for manufacturing as well as certain engineering tasks.

IDENTIFICATION OF SUBSTANCES OF CONCERN

o PS(3): Development of a first generation prototype is complete. Final release of the product is pending refinement (in coordination with the appropriate government agency), manufacturer-ready engineering, and software modification.

o MS(3): Development is in final stages; we have not produced a prototype.

o  AS(3): Development is ongoing. We have not completed software development.

o  FS(3): Development is ongoing. We have not completed software development.


On May 8, 2003, we entered into an agreement with the United States Department of Defense. Under Phase I of the agreement, we performed a study of the feasibility of the CDEX technology to support identification of chemical/biological agents. We have substantially completed this phase of the agreement. Phase 2, at the Defense Department's option, is to design and build a prototype. We are awaiting the Defense Department's final decision to build the prototype. The total consideration payable to CDEX under the agreement is slightly less than $991,409, $196,483 being allocated for Phase 1 and $794,926 for Phase 2.

ANTI-COUNTERFEITING, BRAND PROTECTION AND QUALITY ASSURANCE

All of our potential products utilize the same base technologies, with a customized database. We intend to market and deploy customized systems to capture the chemical signature of customer's products in the database. Once a chemical signature of an authentic product is loaded into the database, CDEX products can validate target substances against that chemical signature. Products for the healthcare industry focusing on validation of prescription medication include:

o CMDU: Development is complete, and we have produced a first generation prototype of this product. However, final release of the product is pending completion of the database, statistical validation of the final prototype, and manufacturer-ready engineering.

o NDU: Development is in final stages. We have produced a first generation prototype.

o IMVS: Development is in final stages. We have not produced a prototype.

o SAFEPHARM: Development is ongoing. We have not completed software development.

INDUSTRY AND COMPETITION

In general, we envision products using our chemical detection technologies as fulfilling two broad industry needs: (i) identification of substances of concern (e.g., explosives, illegal drugs and chemical/biological weapons); and (ii) anti-counterfeiting, brand protection and quality assurance (e.g., validation of prescription medication in the distribution network and prior to administration to patients; detection of counterfeit or sub-par products for brand protection; and quality assurance inspection of incoming raw materials and outgoing final products).

IDENTIFICATION OF SUBSTANCES OF CONCERN

Our research indicates that by 2010, the people-screening market will have surpassed $9 billion in system deployment and services, up from $600 million in 2002. Sales for 2006 are expected to reach $3.5 billion. The compounded annual growth rate during the 2003-2010 period is estimated to be approximately 47%. (See The Homeland Security Research Corporation's - 2003-2010 PEOPLE SCREENING WEAPONS & EXPLOSIVES DETECTION MARKET REPORT (2002), (WWW.HSRC.BIZ).) Unfortunately, escalation of world terrorism makes it likely that this market will continue to grow.

The Homeland Security Research Corporation's report covering the people screening industry underscores the potential and need for effective detection of weapons, explosives and weapons of mass destruction. The report also highlights current shortcomings that may require the industry to refocus and develop totally new products. Slow throughput rates and false alarms virtually nullify plans to screen every - or even most - person threats. Existing systems are for the most part heavily operator dependent, making them susceptible to human errors. Taken together, these limitations restrict the effectiveness and thoroughness of people screening activities. The report points out that a possible solution is development of multiple threat portals capable of providing cost effective detection of most, or all, current threats without adversely affecting people traffic.

Currently, domestic sales of people screening devices are dominated by a small number of products sold by a handful of vendors. CDEX believes our chemical detection products will compete with these existing detection products, and, depending on the application, may even have a competitive advantage by being more advanced than existing tools in a number of areas, including the following:

     a. improves operator safety by permitting non-intrusive inspection from a distance without contact with the subject;
     b. potentially reduces error rates by eliminating operator interpretation of results and using audible or visual alarms;
     c. detects known substances of concern by a "chemical detection" process, not simply known shapes of detonation mechanisms or bomb components, or ancillary evidence of devices;
     d.   works in virtually "real time"; and
     e. is expandable as new threats are identified, providing a more timely reduction to potential threats to public safety.

The explosives detection marketplace is potentially significant, including every major building, transportation facility, or significant gathering place. We believe the market is potentially lucrative because of growing awareness of terrorism due to recent world events. We believe that this marketplace possibly includes the following potential customers: militaries, airport/building security organizations and transportation related organizations, government, law enforcement organizations, and school systems.

ANTI-COUNTERFEITING, BRAND PROTECTION AND QUALITY ASSURANCE

According to PHARMACEUTICAL TECHNOLOGY (September 2002, pp. 16-26), a substantial need exists for technology that distinguishes between authentic and counterfeit products, including, for example, medications dispensed in hospitals, pharmacies and other health care facilities. Moreover, in his October 2000 testimony to the Oversight and Investigations Hearing on Counterfeit Bulk Drugs, U.S. Commerce Committee Chairman, Tom Bliley (R-VA), stated that "the FDA has reviewed its records on drug imports and found that 242 foreign firms may have shipped misbranded drugs to the United States in 1999 and have never been inspected." Other potential users include law enforcement organizations, school systems, large corporations and governments. These markets are global in perspective and large in size, e.g., the U.S. law enforcement market consists of over 20,000 local, state and federal agencies.

The U.S. Food and Drug Administration, U.S. Customs and Congress are looking for new ways to keep the nation's medication supply chain safe from the increasing incidents of counterfeiting. Currently, the FDA is expected to make recommendations to the U.S. Congress addressing the counterfeit medication issue facing U. S. consumers. It is believed that this report will act as a catalyst to accelerate anti-counterfeit technology deployment across the industry. The FDA (and Congress) may require anti-counterfeit solutions within the U.S. within one year. This looming regulatory mandate is driving the demand for inexpensive, easily deployable anti-counterfeit solutions.

Today, most of the imported prescription medications go through actual inspection by the FDA and/or U.S. Customs, though they do not have the tools to conduct comprehensive inspections. U.S. Customs estimates that, at best, 10% of smuggled drugs are found by the inspection methodology. Currently, the FDA inspects imported items side-by-side with U.S. Customs. While U.S. Customs out number the FDA inspectors 18 to 1, only 25% of FDA inspectors inspect medications. The FDA has stepped up its inspection intensity.

FDA and industry experts agree that the majority of counterfeits introduced into the U.S. market enter through the U.S. distribution channels. No medication inspections are made at the drug distribution channel or repackagers' locations. The FDA is considering strategies to expand inspections beyond the point of import into the U.S. distribution channel. (See FDA COUNTERFEIT DRUG TASK FORCE INTERIM REPORT (October 2003 pp. 9-12).)

According to its 1999 NWDA INDUSTRY PROFILE AND HEALTHCARE FACTBOOK , the National Wholesale Druggists' Association in Reston, VAreported that 90% of all prescribed medications dispensed to U. S. consumers were dispensed by hospital, retail chain and independent pharmacies. As defined by regulation, a final check of a prescription is required by a pharmacist before a medication can be dispensed to a patient. Unfortunately, this check is a visual check to confirm the patient's vial or single dose of medication matches the prescription. In addition, there are no tools available to take advantage of this final opportunity to identify counterfeit medications. There is little inspection of the wholesale distribution network or of the U.S. repackagers.

SALES AND MARKETING

CDEX's business vision is to develop technologies to the point of market or application viability and then, where management determines it to be beneficial, team with organizations to complete commercial deployment and/or distribution through our sales and marketing channels. In some instances, we may take a technology directly to market. In others, we may seek to license the technology to third parties who will then develop and market products employing it. Our products and technologies may be licensed to original equipment manufacturers, sold direct or via resellers as stand alone end units, or be integrated as sensors that gather and relay information to an integrated solution that is the repository of information gathered from many sources (e.g., in security applications from perimeter, environmental and structural security devices). Accordingly, our prospective "client base" varies depending on the application and the stage of development. In marketing our chemical detection products and technologies, we intend to target, via partnerships as well as direct sales, both U.S. and foreign governments, in addition to private industry or individuals requiring confirmation of the presence or absence of substances.

We are currently reaching potential customers and partners through our website, participating in industry events (such as trade shows and public meetings), distributing product information through targeted mailings and direct sales activities which include demonstrations of product application. We also anticipate reaching prospective customers via strategic relationships and traditional advertising. Planned advertising activities include trade and industry magazines and doctor managed clinical trials where researchers are likely to publish articles discussing the results of the trials.

We anticipate focusing on domestic markets before expanding internationally via strategic marketing and manufacturing partnerships. We anticipate partnerships based either on geographic boundaries or by products depending on the partner's market specialty and market presence. We have received unsolicited contacts by prospective partners from the Middle East, Europe, Taiwan, Vietnam, Korea, Malaysia and China based on information on WWW.CDEX-INC.COM. These contacts were primarily interested in explosive and drug detection, and the technology's potential use in the electronic manufacturing industry. These contacts may never result in revenue for, or relationships that will benefit, CDEX. CDEX has not applied for licenses or permits to do business in any foreign country, nor for any certification of its products.

IDENTIFICATION OF SUBSTANCES OF CONCERN

CDEX has developed technologies to deliver high performance detection products - either as a stand-alone system or as an element in a multi-technology system. CDEX allows for retention of investment costs of deployed screening systems by both retro-fitting existing systems to incorporate CDEX technology, or enhancing screening methodology by including stand-alone CDEX detection devices. This defense-in-depth approach offers a dual or multi-technology solution that should improve flow rates and detection rates, and provide "clear" confirmation easier and even more definitive.

CDEX also believes a partnership strategy will help gain faster market acceptance by working closely with large, established vendors in the market instead of directly competing against them. CDEX is in discussions with several such potential partners.

Application of our products as sensors that easily integrate with existing systems will also potentially remove barriers to market entry and capitalize on an industry trend to utilize multiple sources of data/intelligence from which to build an overall threat assessment.

We have spent considerable time meeting with branches of the U.S. Government to identify areas of application of our chemical detection technology. We have determined, based on past experience of our employees and consultants who have done work for the federal government, and the advice of professional services, that one of the most cost efficient ways to market developmental technologies is through identifying those branches of the government that have development money available to fund private sector efforts. We plan to continue marketing to the U.S. Government for technology development revenue by co- partnerships with major integration firms and individually.

Our marketing efforts have captured a level of interest with certain branches of the U.S. Government which have resulted in two contracts:

In May of 2002, CDEX was awarded a seven-month testing sub-contract with a total value up to $75,940 for performance of initial field experiments and data gathering, in arid and temperate climates, using an early stage production model of a landmine detection system, and the related expenses and materials to perform such contract.

On May 8, 2003, we entered into an agreement with the United States Department of Defense. Under Phase I of the agreement, we performed a study of the feasibility of the CDEX technologies to support identification of chemical/biological agents. We have substantially completed this phase of the agreement. Phase 2, at the Defense Department's option, is to design and build a prototype. We are awaiting the Defense Department's final decision to build the prototype to move forward with Phase 2. The total consideration payable to CDEX under the agreement is slightly less than $991,409, $196,483 being allocated for Phase 1 and $794,926 for Phase 2.

Revenues from these contracts have comprised substantially all of our revenues during the year ended October 31, 2003. The loss of one or both of these customers would have resulted in a reduction of our revenues during that period. However, as indicated above, we intend to direct our future marketing efforts toward selling or licensing products based upon our technologies in addition to these types of development contracts.

ANTI-COUNTERFEITING, BRAND PROTECTION AND QUALITY ASSURANCE

Marketing activities have generated a number of prospective partnerships in the healthcare industry for field-testing with major medical institutions and product distribution by existing vendors to some of the largest hospital chains in the United States. Such positive response reinforces our primary business vision of marketing end units as well as utilizing partners to penetrate existing markets with CDEX technology.

We also plan on developing and marketing products to defend high-end consumer products where reputation and product distinction are critical components to driving sales revenue (e.g. high price distilled spirits and cosmetics).

We will continue to explore new markets and applications for our existing and developing technologies as a critical part of identifying partners and opportunities for revenue generation.

INTELLECTUAL PROPERTY RIGHTS

We rely on non-disclosure agreements, patent, trade secret and copyright laws to protect the intellectual property that we have and plan to develop, but such laws may provide insufficient protection. Moreover, other companies may develop products that are similar or superior to CDEX's or may copy or otherwise obtain and use our proprietary information without authorization. In addition, certain of our know-how and proprietary technology may not be patentable. To date, we have filed five provisional patent applications and have converted two of these applications to utility. Policing unauthorized use of CDEX's proprietary and other intellectual property rights could entail significant expense and could be difficult or impossible. In addition, third parties may bring claims of copyright or trademark infringement against CDEX or claim that certain of our processes or features violate a patent, that we have misappropriated their technology or formats or otherwise infringed upon their proprietary rights. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, and/or require CDEX to enter into costly royalty or licensing arrangements to prevent further infringement, any of which could cause a decrease in our profits.

We currently have the following patent applications pending:

1. "System and Method for Adapting a Software Control In an Operating Environment," Application No. 10/268,678 (non-provisional)

2. "Methods and Apparatus for Molecular Species Detection, Inspection and Classification Using UV Fluorescence," Application No. 10/717,921
(non-provisional)

3. "System and Method Identifying Chemical Substances Using Electronic Scanning Techniques," Application No. 60/448,864 (provisional)

4. "System and Method For the Detection and Identification of a Plurality of Chemical Substances," Application No. 60/449,834 (provisional)

5. "Improved Method and Apparatus for Molecular Species Detection, Inspection and Classification Using UV Fluorescence," Application No. 60/485,116 (provisional).

We have also filed corresponding international applications for items 1 and 2 above and plan to convert items 3-5 above from provisional to non-provisional applications.

Our competitive position also depends upon unpatented trade secrets. Trade secrets are difficult to protect. Our competitors may independently develop proprietary information and techniques that are substantially equivalent to ours or otherwise gain access to our trade secrets, such as through unauthorized or inadvertent disclosure of our trade secrets.

We may rely on certain intellectual property licensed from third parties, and may be required to license additional products or services in the future, in order to move forward with our business plan. We currently have no licenses for the use of any of our specific products.

ASSET PURCHASE AGREEMENT

To acquire the chemical detection technologies that assist in supporting our products, we entered into an Asset Purchase Agreement, effective as of August 4, 2001, with Loch Harris, Inc., a Nevada corporation, and Chem Tech, Inc., a subsidiary of Loch, jointly and severally, as the selling party. (In this discussion, we refer to both companies collectively as "Loch.") Pursuant to the Asset Purchase Agreement, among other things, CDEX acquired Loch's chemical detection technologies, nanometrology and related assets, including research and development, technical processes and intellectual property rights, in exchange for shares of CDEX's common stock.

The Asset Purchase Agreement was amended as of March 1, 2002 by an Agreement Regarding Assumption of Liability pursuant to which, among other things, we assumed certain obligations of Loch and released Loch from certain obligations under the Asset Purchase Agreement and, in consideration thereof, Loch transferred back to CDEX 200,000 of the CDEX shares held by Loch. These obligations included certain out of pocket expenses and professional fees and expenses for legal and accounting services. As a result of the amendment, the net consideration paid by CDEX under the Asset Purchase Agreement for the purchased assets was 13,865,000 shares of our common stock after giving effect to a subsequent 1 for 5 reverse split of such common stock.

The Asset Purchase Agreement required that 1,665,000 of such shares be delivered, at the direction of Loch, to certain persons and entities in discharge of certain loans and other obligations of Loch so as to release all liens and other claims of rights encumbering the assets purchased. Distributees of these shares included Mark E. Baker, who received 500,000 shares, and Coto, LLC, as designee of Rodney A. Boone, who received 320,000 shares. Both of Messrs. Boone and Baker were principals of Loch. Simultaneously with the closing under the Asset Purchase Agreement, CDEX also entered into now terminated Service Agreements with each of Messrs. Boone and Baker pursuant to which we engaged them to assist in the transition of the purchased assets from Loch to CDEX. As compensation under these agreements, Baker received 100,000 shares, and Boone 150,000 shares, of CDEX common stock. Both agreements have now been terminated.

All shares issued to Loch under the Asset Purchase Agreement were issued as "restricted shares." The Asset Purchase Agreement required that Loch distribute 9,600,000 of these shares to its shareholders as soon as practical. Loch completed this distribution in October 2003 upon the order of the District Court in Travis County, Texas in settlement of a litigation brought by Loch's shareholders against its officers and directors. The settlement order also required Loch to distribute additional CDEX shares it received from the asset sale, and shares issued to Messrs. Boone and Baker were also ordered surrendered to Loch's treasury and, eventually, distributed as well. Most of these additional shares were transferred to third parties (primarily attorneys and other professionals) for services in connection with the litigation. All of the shares distributed pursuant to the order are subject to the exemption provided by Section 3(a)(10) of the Securities Act of 1933, as amended. Accordingly, these shares are now freely tradable.

Since purchasing the technologies, CDEX scientists and engineers have developed these technologies in a number of areas, including process improvements, refinements in optics and energy sources, software design and engineering.

GOVERNMENT REGULATION

We anticipate being subject to various federal, state and foreign laws and regulations pertaining to the use of potentially dangerous materials, to the discharge of materials into the environment and/or otherwise relating to the protection of the environment which may require us to allocate a portion of its operating budget for use in ensuring its full compliance with such regulations. We anticipate being able to comply in all material respects with laws and regulations governing the fire safety industry, and that such laws will not have a material effect on our operations. However, various federal and state agencies may propose new legislation that may adversely affect our business, financial condition and results of operations. We are not currently aware of any other federal, state or local environmental laws that would have significant adverse impact on its operations.

LEGAL PROCEEDINGS

CDEX is not currently involved in any legal proceedings nor do we have knowledge of any threatened litigation.

PROPERTIES

CDEX subleases laboratory space from Dynamic Management Resolutions which leases from Butterfield Center Limited Partnership at 4565 South Palo Verde, Suite 213, Tucson, AZ. The terms of this sublease are approximately $.80 per square foot per month ($1,350 per month) on a yearly basis. This facility consists of 1,800 square feet, and we believe it currently is suitable as our main research and development facility, as well as for certain administrative offices. We expect to move to a larger facility of less than 4,000 square feet prior to June 1, 2004 at approximately the same rate per square foot.

Most of our administrative offices are located in Rockville, Maryland where we lease facilities from Source Office Suites. The terms of our lease agreement for these facilities are $175 per month for conference room use for meetings in the Washington DC area, phone answering services and certain mail services. The facility provides space on an as needed basis on a month-to-month agreement. CDEX anticipates opening an east coast facility to house certain technical development functions as well as administrative offices. These activities will mostly be related to supporting deployed systems and modifying existing systems for later versions.

EMPLOYEES

We employ a full-time staff of nine employees and two consultants, and a part-time staff of one bookkeeper and two lab technicians. We also retain seven or eight consultants at any given time to provide expertise in the areas of medicine, marketing, fundraising, explosives, pharmaceuticals and administration. Of our full-time employees, three are executives, two are in marketing, and the rest perform research and development activities. Of our two full-time consultants, one serves as Software Engineer, and one as Director of Finance. In addition to these core personnel, we hire additional consultants from time to time. We believe our employees and consultants appreciate the start-up nature of our business, and have contractually agreed to accept a combination of stock and cash as compensation as long as needed by CDEX. (See Executive Compensation appearing elsewhere in this prospectus). Our employees currently are not represented by a collective bargaining agreement, and we believe that our relations with our employees and consultants are good.

                                   MANAGEMENT

The following table sets forth information regarding our executive officers and directors:

NAME                                        AGE                        POSITION
----                                        ---                        --------
Malcolm H. Philips Jr                       58                         CEO/President/Chairman of the Board of
                                                                       Directors
Timothy Shriver                             53                         Sr. Vice President of Technical Operations
Michael Mergenthaler                        39                         Vice President of Business Operations
George Dials                                58                         Director
Dr. BD Liaw                                 66                         Director

         The following is a summary of the business experience of each of our executive officers and directors:

         Malcolm Philips has been our Chief Executive Officer, President and Chairman since CDEX's inception in July 2001. In the three months prior to his joining CDEX, Mr. Philips was employed by Dynamic Management Resolutions LLC, for which he served as a consultant and as Chief Operating Officer and President of CDEX, Inc., a Delaware corporation and predecessor to certain aspects of our business, which was thereafter dissolved. From 1978 to February 2001, Mr. Philips practiced law, most recently as a partner at Winston & Strawn, one of the largest law firms in the United States where he was, among other things, a strategic advisor to senior executives of major corporations. In addition to his J.D. from Georgetown University Law School (1978), Mr. Philips has a B.S. Degree with a focus in engineering from West Point (1967) and a Masters in Nuclear Engineering from Iowa State University (1971).

         Timothy Shriver has served as our Senior Vice President of Technical Operations since July 2001. From 1997 to 1999, Mr. Shriver served as Director of Performance Assurance for Ontario Hydro-Generation (OPG), where he developed and managed the implementation of the overall Quality Program at OPG's three CANDU sites and OPG auxiliary sites supporting the Nuclear Program (at that time, the largest in North America). His activities also included responsibility for the development and implementation of an integrated Corrective Action Program, a performance based Audit and Assessment program and the development of a process oriented Quality Assurance Manual including the establishment and maintenance of the required interface with the federal regulator to obtain approval. Between OPG and CDEX, Mr. Shriver consulted for other utilities' quality assurance programs.

         Michael Mergenthaler has served as our Vice President of Business Operations since December 2002. From July 2001 to December 2002, he served as our Director of Business Development. Mr. Mergenthaler has a background in the telecommunications industry, with experience in hard-wire, wireless and satellite networks. From December 1999 to February 2001, Mr. Mergenthaler served as Director of Planning and Scheduling for CAIS Internet, where, using third party contractors, he managed deployment of high-speed internet LANS to the hospitality industry and multi-family dwellings to allow access to CAIS's high-speed network via its web portal. From June 1997 to December 1999, Mr. Mergenthaler was Manager, Business Operations for Orbcomm Global where he managed fielding/deployment of a back office billing and provisioning system to partners/licensees of a global satellite network provider. Licensees ranged from start-up companies to the largest telecommunications companies in the world. Mr. Mergenthaler is related through marriage to Mr. Philips.

         Mr. Dials has been a director of CDEX since July 2001. Mr. Dials is currently the Chief Operating Officer of Waste Control Specialists, a chemical waste repository. From July 2002 until May 2003, Mr. Dials was President and CEO of LES, LLC a company seeking a license to build a nuclear fuel enrichment facility. From February 2001 to June 2002, Mr. Dials served as Senior Vice President of Consulting Services for Science and Engineering Associates responsible for its Consulting Services line of business, where he provided executive level direction in corporate mergers and acquisitions in the consulting area. Mr. Dials managed the engineering, and scientific studies of Yucca Mountain as a potential geologic repository for spent nuclear fuel and high-level radioactive waste. Responsibilities include scheduling and cost performance, technical and administrative performance, strategic operations plan development, and resource allocation for a $250 million project. Mr. Dials received a B.S. in Engineering in 1967 from West Point and Masters Degrees in Political Science and Nuclear Engineering from the Massachusetts Institute of Technology. He served in the U.S. Army for 10 years, and was awarded the Silver Star and Bronze Star for Valor.

         Dr. Liaw has served as a director of CDEX since October 2001. Since January 2003, he has also served as Managing Director - Energy of Dynamic Resolutions LLC. From July 1995 to October 2002, he served as an Advisor and from September 1996 to March 2001, as an Executive Director, to Taiwan Power Co., an electrical utility. Dr. Liaw served for over 20 years at the U.S. Nuclear Regulatory Commission and its predecessor agency, the Atomic Energy Commission. His work related to the high-level nuclear waste repository and low-level waste projects. In 1986 and 1987, he was invited by China and Taiwan, respectively, to visit Mainland China and Taiwan to assist in establishing their nuclear safety regulatory programs. In 1985 thru 1990, Dr. Liaw managed the NRC's regulatory oversight of the Tennessee Valley Authority's (TVA) nuclear program, and was instrumental in bring TVA's nuclear program back to full regulatory compliance. Dr. Liaw represented the NRC in many meetings, conferences and symposiums in the United States and around the world on a wide range of issues. In 1994, Dr. Liaw accepted an invitation from the government of Taiwan to visit and help resolve some legislators' concerns regarding energy issues facing the country. Subsequently in 1995, Dr. Liaw accepted a request to return to Taiwan as an advisor to the Ministry of Economic Affairs. Dr. Liaw also served in a number of positions over the past six years, including as an advisor to the Industrial Technology Research Institute.

SIGNIFICANT EMPLOYEE

In addition to our executive officers and directors, Dr. Wade Poteet is a significant employee of CDEX. The following sets forth certain information regarding Dr. Poteet's background and experience:

 Dr. Poteet received his Ph. D. in 1970 in Experimental Solid State Physics from Virginia Polytechnic Institute (VPI) (Thesis topic: Nuclear Quadrupole Resonance in Superconductors). His M.S. in Physics is also from VPI, in 1968 (Thesis topic: Nuclear Magnetic Resonance in Superconductors). He has focused his research in the area of advanced instrumentation in optics, electro-optics and detection technology.

For the past 30 years, Dr. Poteet has held Senior Management positions in small entrepreneurial-based engineering firms. The most recent is CP Systems, Inc. as President/Principal Scientist where he directed contract research in remote sensing in the x-ray and ultraviolet regions, including landmine, anti-terrorist and drug detection programs, and provided research and development for nanometrology technologies.

Prior to CP Systems, Dr. Poteet was with System Specialists, Inc. as Vice President/Principal Scientist, where he directed all research and development, including NASA airborne projects and advanced instruments for commercial and government programs. These programs include SDIO (Brilliant Eyes, "IRX"), Air Force Focal Plane Array programs, and programs involving commercial infrared cameras. Dr. Poteet designed and constructed a color Schlieren proof-of-principle experiment for use in microgravity fluid flow research. The system was successfully flown aboard the NASA KC-135 low gravity simulation aircraft and is now in Phase 2 instrument development. Dr. Poteet designed, developed, and constructed ultralow-noise preamplifiers with cooled electronics for a family of infrared detectors and focal plane arrays. He also provided design services to commercial firms for re-imaging optics in the visible and infrared regions, including cryogenic design and analysis and complete system evaluation.

Dr. Poteet, together with Malcolm Philips, Tim Shriver and Michael Mergenthaler, are full time resources to CDEX. Dr. Poteet's role is one of research and to associate the results of that research into potential applications and products; Mr. Philips oversees all of our operations; Mr. Shriver is responsible for all development of technologies and products; Mr. Mergenthaler focuses on distribution of those products.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information regarding the remuneration of our executive officers:

==============================================================================================================================
                                                                                             LONG TERM COMPENSATION
------------------------------------------------------------------------------------------------------------------------------
                                          ANNUAL COMPENSATION                                AWARDS          PAYOUTS
------------------------------------------------------------------------------------------------------------------------------
                                                                                             RESTRICTED
NAME AND PRINCIPAL                        CASH                         OTHER ANNUAL          STOCK             ALL OTHER
POSITION                          YEAR    SALARY(1)      BONUS         COMPENSATION          AWARDS           COMPENSATION
------------------------------------------------------------------------------------------------------------------------------
Malcolm Philips,                 2003     $96,000            --        $206,046    (2)           --                 --
CEO, Chairman of the
Board of                         2002     $67,500        100,000       $259,500                  --                 --
Directors(1)                                             Class B
                                 2001     $0                 --        $100,000              690,000
                                                                                             shares of              --
                                                                                             common stock
------------------------------------------------------------------------------------------------------------------------------
Timothy D. Shriver,              2003     $96,000            --        $155,789    (3)           --                 --
Sr. VP Technical
Operations                                                                                       --                 --
                                 2002     $75,000        60,000        $167,497
                                                         Class A;
                                                         40,000
                                                         Class B
                                 2001     $0                 --        $83,332               210,000                --
                                                                                             shares of
                                                                                             common stock
------------------------------------------------------------------------------------------------------------------------------
Michael Mergenthaler             2003     $96,000            --        $128,161    (4)           --                 --
VP Business Operations                                                                                              --
                                 2002     $75,000        50,000        $138,480                  --
                                                         Class A;
                                                         25,000
                                                         Class B
                                 2001     $22,500            --        $52,460               120,000                --
                                                                                             shares of
                                                                                             common stock
------------------------------------------------------------------------------------------------------------------------------

(1) Prior to January 1, 2002, Messrs. Philips, Shriver and Mergenthaler worked for CDEX on a consulting basis through Dynamic Management Resolutions LLC pursuant to consulting agreements which were on substantially similar terms to those of their current employment agreements. Pursuant to the terms of their Executive Services Agreements and based upon CDEX's financial condition, Messrs. Philips, Shriver and Mergenthaler have each foregone all or a portion of his stated salary, and is paid instead in the form of cash and shares of common stock. All share amounts are subject to a vesting schedule with a risk of forfeiture in the event the employee does not remain with CDEX for the required amount of time.

(2) Mr. Philips' unpaid cash compensation from inception until October 31, 2003 totaled $565,546, for which he received a total of 826,687 shares of Class A Common stock.

(3) Mr. Shriver's unpaid cash compensation from inception until October 31, 2003 totaled $406,618, for which he received a total of 586,962 shares of Class A Common stock.

(4) Mr. Mergenthaler's unpaid cash compensation from inception until October 31, 2003 totaled $319,101, for which he received a total of 480,845 shares of Class A Common stock

REMUNERATION OF KEY EMPLOYEES WHO ARE HIGHLY COMPENSATED

     In addition to our executive officers and directors, we have one employee whose contribution is uniquely important to our business and is highly compensated. Dr. Wade Poteet is compensated in the following amounts:


===========================================================================================================================
                                                                                            LONG TERM COMPENSATION
---------------------------------------------------------------------------------------------------------------------------
                                          ANNUAL COMPENSATION                               AWARDS          PAYOUTS
---------------------------------------------------------------------------------------------------------------------------
                                                                                            RESTRICTED
NAME AND PRINCIPAL                                                     OTHER ANNUAL         STOCK           ALL OTHER
POSITION                          YEAR      SALARY(1)      BONUS       COMPENSATION         AWARDS          COMPENSATION
---------------------------------------------------------------------------------------------------------------------------
Dr. Wade Poteet                   2003     $96,000          --           $123,705  (2)          --              --
                                  2002     $75,000       40,000          $170,540               --              --
                                                         Class A
                                                         20,000                              140,000            --
                                  2001     $22,500       Class B         $81,370             shares of
                                                            --                               common stock
---------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to the terms of his Employment Agreement and based upon CDEX's financial condition Dr. Poteet has foregone all or a portion of his stated salary, and instead is compensated in the form of cash and in shares of common stock. All share amounts are subject to a vesting schedule with a risk of forfeiture in the event the employee does not remain with CDEX for the required amount of time.

(2) Dr. Poteet's unpaid cash compensation from inception until October 31, 2003 totaled $375,615, for which he received a total of 546,388 shares of Class A Common stock.

STOCK INCENTIVE PLANS

2002 STOCK INCENTIVE PLAN

On May 27, 2002, our board of directors adopted the 2002 Stock Incentive Plan, under which stock options and restricted stock may be granted to such of our officers, directors, employees or other persons providing services to CDEX as our board of directors, or a committee designated by them for this purpose, selects. The plan was approved by our stockholders on July 1, 2002.

Stock options granted under the plan may be nonqualified stock options or incentive stock options, as provided in the plan. Incentive stock options are to be issued in accordance with Section 422 of the Internal Revenue Code of 1986, as amended. As such, they may only be issued to employees of CDEX or any subsidiary of CDEX, and must have an exercise price of no less than 110% of fair market value of the common stock on the date of the grant. The aggregate fair market value of the underlying shares cannot exceed $100,000 during any calendar year. Also, incentive stock options must expire no later than five years from the date of grant. Non-incentive options are not subject to the restrictions contained in Section 422, except that pursuant to the plan, such options cannot be exercisable at less than 85% of fair market value and must expire no later than ten years from the date of grant. The options are non-transferable and may not be assigned except that non-incentive options may, in certain cases be assigned to family members of the grantee. Upon termination of the employment (other than for cause) of a grantee of options under this plan, the grantee shall have 60 days following such termination, or one year if such termination results from the grantee's death or disability (as defined in the plan), to exercise the vested portion of any option. Holders of options under the plan have no voting or other rights of shareholders except and to the extent that they exercise their options and are issued the underlying shares. Options under the plan may be exercised by the issuance of a promissory note from the grantee, or on a cashless basis by the grantee surrendering a portion of the shares issuable thereunder, as payment of the exercise price in lieu of cash.

Restricted stock granted under this plan may be issued subject to any restrictions set by our board of directors in its discretion except that the vesting restrictions for restricted stock granted to individuals who are not officers, directors or consultants of CDEX shall lapse no less rapidly than the rate of 20% per year for each of the first five years from the grant date. Generally, unless otherwise provided by the board of directors with respect to a particular grant of restricted stock, holders of restricted stock have the right to vote and receive dividends on their shares, including shares not yet vested. Also, unless otherwise so provided, any unvested shares are deemed forfeited by the grantee upon termination of such grantee's service with CDEX.

During the year ended October 31, 2003, we issued 2,920,649 shares of restricted common stock under this plan, to certain of our officers, directors and employees, which is subject to forfeiture in accordance with the vesting schedules set forth in the granting agreements. No options are currently outstanding under this plan. Shares issued pursuant to the plan, whether underlying options or as restricted stock, generally may not be sold or transferred without the grantee first offering CDEX a right of first refusal to purchase the shares sought to be sold.

2003 STOCK INCENTIVE PLAN

On July 1, 2003, our shareholders adopted the 2003 Stock Incentive Plan, which has substantially the same terms as the 2002 Stock Incentive Plan. We have reserved 7,000,000 shares in the aggregate for issuance under both the 2002 and 2003 plans.

We have issued restricted stock under this plan to certain of our officers, directors and employees which is subject to forfeiture in accordance with the vesting schedules set forth in the granting agreements. During the year ended October 31, 2003, we issued 2,666,752 shares of restricted common stock under this plan. No options are currently outstanding under this plan.

EMPLOYMENT AGREEMENTS

Effective January 1, 2002, we entered into employment agreements with each of our executive officers. The agreements with Malcolm Philips, Michael Mergenthaler and Timothy Shriver all continue for an indefinite period unless terminated by CDEX for "cause," or by the employee for "good reason" (as such terms are defined in the agreements), or upon two weeks prior written notice by either party to the other. The agreements provide for salaries based on annual amounts of $300,000 for Mr. Philips, $210,000 for Mr. Mergenthaler and $250,000 for Mr. Shriver, which are subject to review on an annual basis. The salary shall be payable in equal monthly installments, unless otherwise required by applicable state law and based on CDEX's economic posture could be paid in cash and/or stock, at CDEX's option. Each agreement provides for a minimum monthly cash payment to the employee of $7,500 for Messrs. Shriver and Mergenthaler and $3,000 for Philips. CDEX has availed itself of this option for the past three fiscal years as reflected under "Compensation of Executive Officers." Each of these agreements provides for the forfeiture of restricted stock granted to the employee in the event of the employee's termination before the stock is fully vested. Under the agreements, each employee is entitled to a severance package in the event of termination by CDEX other than for "cause" or by the employee for "good reason." In each case, "good reason" includes a change in management of CDEX.

All of these employment agreements were amended on January 1, 2003 to (a) increase the minimum monthly cash payment to the employee to $8,000 and (b) adjust the severance provisions to reflect that (i) if termination occurred before January 1, 2004, payment of an amount equal to three years of the then current annual salary and CDEX common stock equal to three times the amount of initial stock grant provided to the employee when he started his employment;
(ii) if termination occurs after January 1, 2004 but before January 1, 2005, payment of an amount equal to two years of the then current annual salary and CDEX common stock equal to two times the amount of initial stock granted to the employee; or (iii) if termination occurs on or after January 1, 2005 but before January 1, 2006, payment of an amount equal to the then current annual salary and CDEX common stock equal to the amount of initial stock granted employee.

Effective January 1, 2003, we entered into an Employment Agreement with Dr. Wade Poteet. This agreement with Dr. Poteet provides for substantially the same general terms and conditions as the employment agreements set forth above with an annual base salary of $210,000 with a minimum monthly cash payment of $8,000. The agreement is generally consistent with the agreements of all employees, providing a compensation package of cash and stock, along with an initial stock grant with forfeiture provisions should the employee resign from CDEX prior to a certain date. Dr. Poteet's Employment Agreement, as with that of other employees, also contains provisions relating to potential additional compensation should there be a change in control of CDEX.

                              SELLING SHAREHOLDERS

         The following list of selling shareholders includes (1) the number of shares of common stock currently owned by each selling shareholder, (2) the number and percentage of shares being offered for resale hereby by each selling shareholder, and (3) the number and percentage of shares of common stock to be held by each selling shareholder after the completion of this offering. The registration of the shares does not necessarily mean that the selling shareholders will sell all or any of the shares.

-----------------------------------------------------------------------------------------------------------------------------------
                                                      SHARES BENEFICIALLY OWNED PRIOR     NUMBER OF        SHARES BENEFICIALLY OWNED
         NAME                                         TO OFFERING                         SHARES OFFERED   AFTER OFFERING
-----------------------------------------------------------------------------------------------------------------------------------
                                                              NUMBER         PERCENT                           NUMBER       PERCENT
-----------------------------------------------------------------------------------------------------------------------------------
Shawn Aquiar                                                   5,000            *            5,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
Aspen Creek Farms, LLC                                       200,000            *          200,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
David Audsley                                                  5,000            *            5,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
**                                                            10,000            *           10,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
Dependable Ranch Lenders LLC(2)                              330,770          1.47%        330,770                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
DICUT Inc.                                                    30,000            *           30,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
Irene Dobbs                                                   25,000            *           25,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
Peter Dobbs                                                   74,000            *           50,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
**                                                            50,000            *           50,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
John C. Fisher                                                25,000            *           25,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
Steve Frankiewicz                                             78,155            *           78,155                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
Bruce Gourlay and Linda H
Mackey                                                        25,000            *           25,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
**                                                           180,000            *          180,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
Travis Hoffman                                                15,000            *           15,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
Randell Jeter                                                 10,000            *           10,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
Thelma Johnson                                               185,246            *          185,246                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
**                                                            35,000            *           35,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
Jeff Kosanke                                                   5,000            *            5,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
William R. Lindner                                            33,334            *           33,334                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
Ben Lowell(1)                                                 20,000            *           20,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
**                                                             1,000            *            1,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
Jeff Lowell                                                   16,667            *           16,667                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
Peter R. Mania                                                65,000            *           45,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
Kelly Morgan                                                   5,000            *            5,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
Motta Family Revocable
Living Trust                                                  50,000            *           50,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
Motta Investment Co. Ltd.                                    250,000          1.1%         250,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
Scott Newby                                                   25,000            *           25,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
Gary M . Pleggenkuhle                                         40,000            *           40,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
**                                                            25,000            *           25,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
Patrick Purgatorio                                            25,000            *           25,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
Renka, Inc.                                                  400,000          1.7%         400,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
**                                                             5,000            *            5,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
Brandi Shriver                                                 5,000            *            5,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
Timothy Shriver Jr                                             5,000            *            5,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
**                                                            16,667            *           16,667                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
Christopher Sintetos                                          25,000            *           25,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
Gregory K. Smith(2)                                           35,000            *           35,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
Mari Stassi                                                   77,000            *           77,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 John W. Steele                                               25,000            *           25,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
 Brytan Stevens(3)                                             5,000            *            5,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
 Charlene Stevens                                              5,000            *            5,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
 Charles Stevens                                              40,000            *           40,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
 Charlotte Stevens(3)                                          5,000            *            5,000                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
 Robert Stewart                                              106,667            *          106,667                 0           --
-----------------------------------------------------------------------------------------------------------------------------------
 **                                                           33,334            *           33,334                 0           --
-----------------------------------------------------------------------------------------------------------------------------------

*Less than one percent.
**To be completed by amendment.
(1) Includes 10,000 shares held jointly with Mr. Lowell's wife, Maxine Lowell.
(2) Gregory K. Smith controls Dependable Ranch Lenders.
(3) Charlotte Stevens is the mother of Brytan Stevens.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL HOLDERS AND MANAGEMENT

         The following table sets forth the stock ownership of: (i) each person known by us, as of the date of this prospectus, to be the beneficial owner of five percent (5%) or more of our common stock, (ii) each executive officer and director, individually, and (iii) our executive officers and directors as a group. Each person has sole voting and investment power with respect to the shares shown, unless otherwise indicated.

---------------------------------------------------------------------------------------------------------------------------------
NAME AND ADDRESS OF                                                                         AMOUNT OF BENEFICIAL      PERCENT
BENEFICIAL OWNER                    POSITION                           TITLE OF CLASS       OWNERSHIP                 OF CLASS
---------------------------------------------------------------------------------------------------------------------------------
Malcolm H. Philips                  Director; Executive Officer        Class A Common        1,860,069(1)(3)            7.8%

                                                                       Class B Common          100,000(4)              46.0%
---------------------------------------------------------------------------------------------------------------------------------
George Dials                        Director                           Class A Common           95,000(2)(3)           0.41%

                                                                       Class B Common
---------------------------------------------------------------------------------------------------------------------------------
Dr. BD Liaw                         Director                           Class A Common           90,000(2)(3)           0.38%

                                                                       Class B Common
---------------------------------------------------------------------------------------------------------------------------------
Timothy Shriver                     Executive Officer                  Class A Common        1,086,145(3)              4.57%

                                                                       Class B Common           40,000(4)              18.2%
---------------------------------------------------------------------------------------------------------------------------------
Michael Mergenthaler                Executive Officer                  Class A Common          829,882                 3.55%
                                                                       Class B Common           25,000(4)              11.4%
---------------------------------------------------------------------------------------------------------------------------------
Dr. Wade Poteet                     Significant Employee               Class A Common          892,627(3)              3.78%

                                                                       Class B Common           20,000(4)               9.1%
---------------------------------------------------------------------------------------------------------------------------------
Shares of all executives,                                              Class A Common        4,771,951(1),(2),(3)      20.4%
significant employees and
directors as a group (6 persons)                                       Class B Common          185,000                 84.1%
---------------------------------------------------------------------------------------------------------------------------------

(1) FGW, LLC, as designee of Mr. Malcolm Philips Jr., was provided 690,000 shares under the terms of Mr. Philip's Executive Services Agreement with CDEX pursuant to which, among other things, Mr. Philips serves as our President, Chairman of the Board and CEO.

(2) Each of Mr. George Dials and Dr. BD Liaw, as a director, was provided shares of common stock under the terms of such director's Services Agreement with CDEX as well as a stock bonus in 2002.

(3) Share amounts for Messrs. Philips, Shriver and Poteet include 57,860, 16,556 and 7,356 shares of common stock, respectively, which they (alone or together with their respective affiliates) have a right to acquire in exchange for shares of Loch Harris, Inc. as part of a settlement agreement. The stock initially granted to each of the above-named directors, executive officers and key employee are subject to a vesting schedule and become fully vested on the following dates: Mr. Philips, Mr. Shriver, Mr. Mergenthaler and Mr. Poteet --July 24, 2004; Mr. Dials--August 2, 2005; Dr. Liaw--September 30, 2005. Upon termination of employment/provision of service, CDEX has the option to purchase any vested shares of the employee/service provider at fair market value. CDEX has the option to require that any nonvested shares at termination be forfeited.

(4) Until December 11, 2006, holders of shares of Class B Common Stock are entitled to elect a majority of the members of CDEX's board of directors, while the holders of the Class A Common Stock have the right to elect the remainder of the directors. Thereafter, holders of Class A and Class B shares will be entitled to one vote per share on any matter submitted to holders of common stock.

                            DESCRIPTION OF SECURITIES

Pursuant to CDEX's Articles of Incorporation, as amended, we are authorized to issue 33,500,000 shares of Class A Common Stock, par value $0.005 per share, 500,000 shares of Class B Common Stock, par value $0.005 per share and 6,000,000 shares of Preferred Stock, par value $0.005 per share. Below is a description of CDEX's outstanding shares of Class A Common Stock shares of which are being offered in this prospectus.

CLASS A COMMON STOCK

Each holder of our Class A Common Stock is entitled to one vote for each share held of record on all matters including the election of directors. However, until December 31, 2006, the holders of shares of Class B Common Stock are, as a class, entitled to vote to elect a majority of our directors. Until that time, holders of shares of Class A Common Stock are, as a class, entitled to vote to elect the remainder of our directors. Following that, holders of Class A Common Stock and Class B Common Stock shall be entitled to one vote per share on the election of directors. Holders of our Class A Common Stock have no preemptive, subscription, conversion, or redemption rights. Upon liquidation, dissolution or winding-up, the holders of Class A Common Stock are entitled to receive our net assets pro rata subject to the rights and preferences of any other shareholder, including preferred shareholders. Each holder of Class A Common Stock is entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. We have not paid any dividends on our Common Stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth. As of January 21, 2004, there were 1,100 record holders of Class A Common Stock and 23,438,532 shares of Class A Common Stock outstanding.

TRANSFER AGENT

The Nevada Agency and Trust Company, 50 Liberty Street, Suite 880, Reno Nevada 89501, acts as CDEX's transfer agent and registrar.

                              PLAN OF DISTRIBUTION

The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     - an exchange distribution in accordance with the rules of the applicable exchange;
     -    privately negotiated transactions;
     -    short sales;
     - broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
     -    a combination of any such methods of sale; and

     -    any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this Prospectus.

The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares being registered herein, including fees and disbursements of counsel to the selling shareholders. We have agreed to indemnify certain of the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                     EXPERTS

     Aronson & Company, independent auditors, have audited our financial statements as of and for the years ended October 31, 2003 and 2002 as set forth in their report and included in this prospectus. The financial statements are included in reliance on such reports given upon the authority of Aronson & Company as experts in accounting and auditing.

                                  LEGAL MATTERS

     The validity of the issuance of the shares of common stock offered hereby and certain other legal matters in connection therewith have been passed upon for us by Bondy & Schloss LLP, New York, New York.

                              CERTAIN TRANSACTIONS

We currently lease space from and have purchased consulting and other supplies and services from Dynamic Management Resolutions, LLC. Each of our executive officers were members of Dynamic. CDEX paid Dynamic $653,752 and $106,846 in fees for engineering services rendered during the years ended October 31, 2002 and 2003, respectively, and a total of $973,060 for the period from CDEX's inception through October 31, 2003. These fees have been recorded as compensation expense in our financial statements, and the agreements under which they were performed have been converted to employment agreements with the executive officers.

                       WHERE YOU CAN FIND MORE INFORMATION

CDEX has filed with the Securities and Exchange Commission the Registration Statement on Form SB-2 under the Securities Act, with respect to the shares of CDEX common stock offered hereby. This document does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Statements made in this document as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. The Registration Statement and the exhibits thereto filed by CDEX with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such information can be obtained by mail from the Public Reference Branch of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's website is HTTP://WWW.SEC.GOV. CDEX is required to comply with the reporting requirements of the Exchange Act and to file with the Commission reports, proxy statements and other information as required by the Exchange Act. Additionally, CDEX is required to provide annual reports containing audited financial statements to its stockholders in connection with its annual meetings of stockholders. These reports, proxy statements and other information will be available to be inspected and copied at the public reference facilities of the Commission or obtained by mail or over the Internet from the Commission, as described above.

                                                                       CDEX INC.

                                TABLE OF CONTENTS

================================================================================

                                                                           PAGE

INDEPENDENT AUDITOR'S REPORT                                                F-1

AUDITED FINANCIAL STATEMENTS

   Balance Sheets                                                            F2

   Statements of Operations                                                  F3

   Statements of Stockholders' Equity (Deficit)                         F4 - F8

   Statements of Cash Flows                                                  F9

   Notes to Financial Statements                                      F10 - F17

INDEPENDENT AUDITOR'S REPORT

Board of Directors
CDEX INC.
Rockville, Maryland

We have audited the accompanying Balance Sheets of CDEX INC. (a Development Stage Company) as of October 31, 2002 and 2003, and the related Statements of Operations, Stockholders' Equity (Deficit) and Cash Flows for the period July 6, 2001 (inception) to October 31, 2003 and the years ended October 31, 2002 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CDEX INC. as of October 31, 2002 and 2003, and the results of its operations and its cash flows for the period from July 6, 2001 (inception) to October 31, 2003 and the years ended October 31, 2002 and 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company incurred a net loss of approximately $8,174,000 during the period July 6, 2001 (inception) through October 31, 2003, has insufficient working capital to sustain its operations over the next year and has no committed borrowing arrangements. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 8. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Aronson & Company
---------------------
ARONSON & COMPANY
Rockville, Maryland
December 31, 2003
(except with respect to the matter discussed
in Note 9, as to which the date is January 20, 2004)


                                     -F-1-

                                                                       CDEX INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                                  BALANCE SHEETS

======================================================================================================
                                                                         2002              2003
------------------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                              $   280,432      $   342,923
  Accounts receivable                                                              -           89,937
  Prepaid expenses and other                                                  12,765            1,617
------------------------------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                                         293,197          434,477
------------------------------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT, AT COST
Laboratory and computer equipment                                            478,731          576,644
Furniture and fixtures                                                           947            1,666
Building Improvements                                                          1,047            1,265
------------------------------------------------------------------------------------------------------
TOTAL PROPERTY AND EQUIPMENT                                                 480,725          579,575
  Less:  Accumulated depreciation                                           (175,197)        (260,178)
------------------------------------------------------------------------------------------------------

NET PROPERTY AND EQUIPMENT                                                   305,528          319,397
------------------------------------------------------------------------------------------------------


OTHER ASSETS
Other assets                                                                   1,399            2,655
------------------------------------------------------------------------------------------------------
Total other assets                                                             1,399            2,655
------------------------------------------------------------------------------------------------------






Total assets                                                             $   600,124      $   756,529
======================================================================================================


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payable and accrued expenses                                  $   102,060      $    19,137
  Accrued compensation                                                     1,406,930                -
------------------------------------------------------------------------------------------------------

Total liabilities                                                          1,508,990           19,137
------------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred stock - $.005 par value per share, 6,000,000
    shares authorized and none outstanding                                         -                -
  Class A common stock - $.005 par value per share, 33,500,000 shares authorized and 16,068,437 and 23,175,505 shares issued and
    outstanding as of October 31, 2002 and 2003, respectively                 80,342          115,878
  Class B common stock - $.005 par value per share, 500,000
    shares authorized and 220,000 shares issued and outstanding                    -            1,100
  Additional paid in capital                                               5,613,810       10,039,805
  Deferred stock compensation                                             (2,143,185)      (1,243,138)
  Deficit accumulated during the development stage                        (4,459,833)      (8,173,753)
------------------------------------------------------------------------------------------------------

SUBTOTAL                                                                    (908,866)         739,892
Less:  Stock subscription receivable                                               -           (2,500)
------------------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                        (908,866)         737,392
------------------------------------------------------------------------------------------------------


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                     $   600,124      $   756,529
------------------------------------------------------------------------------------------------------


The accompanying Notes to Financial Statements are an integral part of these financial statements.

                                     -F-2-

                                                                       CDEX INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                        STATEMENTS OF OPERATIONS

============================================================================================================

                                                                                              July 6, 2001
                                                              Year Ended October 31,         (Inception) to
                                                             2002               2003        October 31, 2003
------------------------------------------------------------------------------------------------------------

DEVELOPMENT CONTRACT REVENUE                             $    75,952        $   191,964        $    267,916
------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
  Development costs                                        2,608,561          2,683,756           5,524,576
  General and administrative expenses                        913,565          1,222,271           2,915,824
------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                                   3,522,126          3,906,027           8,440,400
------------------------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS                                      (3,446,174)        (3,714,063)         (8,172,484)
------------------------------------------------------------------------------------------------------------

OTHER INCOME (EXPENSE)
  Interest income                                              1,806                418               2,225
  Related party interest expense                              (3,215)              (249)             (3,215)
  Interest expense                                                (4)               (26)                (30)
------------------------------------------------------------------------------------------------------------
TOTAL                                                         (1,413)               143              (1,020)
------------------------------------------------------------------------------------------------------------

LOSS BEFORE BENEFIT FROM INCOME TAXES                     (3,447,587)        (3,713,920)         (8,173,504)

BENEFIT FROM INCOME TAXES                                          -                  -                   -
------------------------------------------------------------------------------------------------------------

NET LOSS                                                 $(3,447,587)       $(3,713,920)       $ (8,173,504)


BASIC AND DILUTED NET LOSS PER COMMON SHARE:

  Basic and diluted net loss per common share            $     (0.22)       $     (0.19)       $      (0.48)
------------------------------------------------------------------------------------------------------------

  Basic and diluted weighted average common
    shares used to compute net loss per share             15,880,794         19,730,922          17,033,668
------------------------------------------------------------------------------------------------------------

The accompanying Notes to Financial Statements are an integral part of these financial statements.

                                     -F-3-

                                                                       CDEX INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                    STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
================================================================================

                                                                                  Shares of       Shares of
                                                                                   Class A         Class B     Dollar     Class A
                                                                                   Common          Common      Amount     Common
                                                         Date                       Stock           Stock     per Share    Stock
------------------------------------------------------------------------------------------------------------------------------------
BALANCE, JULY 6, 2001 (INCEPTION)                                                           -           -      $    -     $      -

Common stock issued to Loch Harris, Inc. as a deposit
related to the transfer of assets into the Company       July 23, 2001             2,600,000            -        0.03       13,000

Common stock issued pursuant to consulting
agreements for services                                  July 24, 2001              1,440,000           -        2.50        7,200

Common stock issued pursuant to consulting
agreements for services                                  August 3, 2001               371,000           -        2.50        1,855

Common stock issued to Loch Harris, Inc. related
to the transfer of assets into the Company               August 4, 2001            11,265,000           -        0.03       56,325

Common stock issued pursuant to consulting
agreements for services                                  September 19, 2001            60,000           -        2.50          300

Common stock issued pursuant to consulting
agreements for services                                  October 1, 2001               35,000           -        2.50          175

Common stock issued pursuant to consulting
agreements for services                                  October 15, 2001               2,000           -        2.50           10

Amortization of deferred compensation expense                                               -           -           -            -

NET LOSS                                                                                    -           -           -            -
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, OCTOBER 31, 2001                                                          15,773,000                             $ 78,865
------------------------------------------------------------------------------------------------------------------------------------


                                             Deficit
                                            Accumulated
Class B      Additional                      During the         Stock
Common         Paid in         Deferred      Development     Subscription
 Stock         Capital       Compensation       Stage         Receivable      Total
--------------------------------------------------------------------------------------
 $    -      $         -      $         -     $          -      $     -    $         -


      -           67,819                -                -            -         80,819


      -        3,592,800       (3,600,000)               -            -              -


      -          925,645         (927,500)               -            -              -


      -          308,955                -                -            -        365,280


      -          149,700         (150,000)               -            -              -


      -           87,325          (87,500)               -            -              -


      -            4,990           (5,000)               -            -              -

      -                -          449,201                -            -        449,201

      -                -                -       (1,012,246)           -     (1,012,246)
---------------------------------------------------------------------------------------

 $    -      $ 5,137,234      $(4,320,799)    $ (1,012,246)     $     -    $  (116,946)
---------------------------------------------------------------------------------------


The accompanying Notes to Financial Statements are an integral part of these financial statements.

                                     -F-4-

                                                                       CDEX INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                        STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)
================================================================================

                                                                                  Shares of       Shares of
                                                                                   Class A         Class B     Dollar     Class A
                                                                                   Common          Common      Amount     Common
                                                         Date                       Stock           Stock     per Share    Stock
-----------------------------------------------------------------------------------------------------------------------------------

Conversion of note payable into common stock             November 21, 2001             50,000           -      $ 2.50     $    250

Conversion of note payable into common stock             December 19, 2001             58,000           -        2.00          290

Conversion of note payable into common stock             February 25, 2002             26,667           -        1.50          133

Stock received due to adjustment to transfer agreement   March 1, 2002               (200,000)          -        0.29       (1,000)

Sale of common stock for cash                            March 12, 2002                10,000           -        2.50           50

Sale of common stock for cash                            April 12, 2002                25,000           -        2.00          125

Sale of common stock for cash                            May 23, 2002                  65,000           -        2.00          325

Sale of common stock for cash                            May 23, 2002                  50,000           -        2.00          250

Sale of common stock for cash                            June 18, 2002                 50,000           -        2.00          250

Sale of common stock for cash                            June 28, 2002                 50,000           -        2.00          250

Sale of common stock for cash                            July 15, 2002                 30,000           -        2.50          150

Sale of common stock for cash                            August 23, 2002               30,770           -        3.25          154

Sale of common stock for cash                            October 2, 2002               50,000           -        2.00          250

Remeasurement of compensation expense                                                       -           -           -            -

Amortization of deferred compensation expense                                               -           -           -            -

NET LOSS                                                                                    -           -           -            -
-----------------------------------------------------------------------------------------------------------------------------------

BALANCE, OCTOBER 31, 2002                                                          16,068,437                             $ 80,342
-----------------------------------------------------------------------------------------------------------------------------------

                                                Deficit
                                               Accumulated
   Class B      Additional                      During the         Stock
   Common         Paid in         Deferred      Development     Subscription
    Stock         Capital       Compensation       Stage         Receivable      Total
-----------------------------------------------------------------------------------------

    $    -      $   124,750                -                -            -    $   125,000

         -          115,710                -                -            -        116,000

         -           39,867                -                -            -         40,000

         -          (56,000)               -                -            -        (57,000)

         -           24,950                -                -            -         25,000

         -           49,875                -                -            -         50,000

         -          129,675                -                -            -        130,000

         -           99,750                -                -            -        100,000

         -           99,750                -                -            -        100,000

         -           99,750                -                -            -        100,000

         -           74,850                -                -            -         75,000

         -           99,846                -                -            -        100,000

         -           99,750                -                -            -        100,000

         -         (525,947)         525,947                -            -              -

         -                -        1,651,667                -            -      1,651,667

         -                -                -       (3,447,587)           -     (3,447,587)
------------------------------------------------------------------------------------------

    $    -      $ 5,613,810     $ (2,143,185)    $ (4,459,833)     $     -    $  (908,866)
------------------------------------------------------------------------------------------

The accompanying Notes to Financial Statements are an integral part of these financial statements.

                                     -F-5-

                                                                       CDEX INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                        STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)
================================================================================

                                                                                  Shares of       Shares of
                                                                                   Class A         Class B     Dollar     Class A
                                                                                   Common          Common      Amount     Common
                                                            Date                    Stock           Stock     per Share    Stock
-----------------------------------------------------------------------------------------------------------------------------------

Sale of common stock for cash                               November 26, 2002         100,000           -     $  0.50    $     500
Sale of common stock for cash                                December 5, 2002         150,000           -        0.50          750
Sale of common stock for cash                                December 9, 2002          50,000           -        0.50          250
Sale of common stock for cash                               December 10, 2002          50,000           -        0.50          250

Common stock issued for settlement of accrued compensation  December 11, 2002          58,155           -        0.75          291
Common stock issued for settlement of accrued compensation  December 11, 2002       1,718,228           -        0.75        8,591

Common stock issued pursuant to consulting agreements       December 30, 2002           5,000           -        0.81           25

Common stock awarded to employees and consultants           December 30, 2002         155,000           -        0.82          775
Common stock awarded to employees and consultants           December 30, 2002         160,000           -        0.82          800
Common stock awarded to employees and consultants           December 30, 2002               -     220,000        0.81            -

Sale of common stock for cash                                 January 7, 2003          80,000           -        0.50          400
Sale of common stock for cash                                January 15, 2003         150,000           -        0.50          750

Common stock awarded to employees and consultants            January 20, 2003          20,000           -        0.82          100

Common stock forfeited by employee                          February 17, 2003         (30,000)          -       (2.62)        (150)

Sale of common stock for cash                                  March 20, 2003         200,000           -        1.00        1,000

Common stock issued for settlement of accrued compensation     March 31, 2003         534,266           -        0.75        2,672

Sale of common stock for cash                                  April 21, 2003          35,000           -        1.00          175
Sale of common stock for cash                                  April 21, 2003          50,000           -        1.00          250
Sale of common stock for cash                                  April 30, 2003          50,000           -        1.00          250

Common stock awarded to employees and consultants                 May 1, 2003          40,000           -        0.82          200
Common stock awarded to employees and consultants                May 26, 2003          25,000           -        0.82          125

                                                Deficit
                                               Accumulated
   Class B      Additional                      During the         Stock
   Common         Paid in         Deferred      Development     Subscription
    Stock         Capital       Compensation       Stage         Receivable      Total
-----------------------------------------------------------------------------------------

   $     -     $     49,500     $          -    $           -     $      -   $     50,000
         -           74,250                -                -            -         75,000
         -           24,750                -                -            -         25,000
         -           24,750                -                -            -         25,000

         -           43,325                -                -            -         43,616
         -        1,281,080                -                -            -      1,289,671

         -            4,025           (4,050)               -            -              -

         -          125,550                -                -            -        126,325
         -          129,600                -                -            -        130,400
     1,100          177,100                -                -            -        178,200

         -           39,600                -                -            -         40,000
         -           74,250                -                -            -         75,000

         -           16,200                -                -            -         16,300

         -          (78,334)          78,484                -            -              -

         -          199,000                -                -            -        200,000

         -          398,030                -                -            -        400,702

         -           34,825                -                -            -         35,000
         -           49,750                -                -            -         50,000
         -           49,750                -                -            -         50,000

         -           32,400                -                -            -         32,600
         -           20,250                -                -            -         20,375


The accompanying Notes to Financial Statements are an integral part of these financial statements.

                                     -F-6-

                                                                       CDEX INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                        STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)
================================================================================

                                                                                  Shares of       Shares of
                                                                                   Class A         Class B     Dollar     Class A
                                                                                   Common          Common      Amount     Common
                                                            Date                    Stock           Stock     per Share    Stock
-----------------------------------------------------------------------------------------------------------------------------------

Common stock issued pursuant to consulting agreements           June 15, 2003           5,000           -     $  0.81      $    25

Sale of common stock for cash                                   June 19, 2003          27,000           -        1.00          135

Common stock issued pursuant to consulting agreements           June 20, 2003           5,000           -        0.81           25
Common stock issued pursuant to consulting agreements           June 20, 2003           5,000           -        0.81           25

Common stock issued for settlement of accrued compensation       July 1, 2003         492,693           -        0.50        2,463

Sale of common stock for cash                                   July 15, 2003          15,000           -        1.00           75
Sale of common stock for cash                                   July 17, 2003          25,000           -        1.00          125
Sale of common stock for cash                                   July 24, 2003          25,000           -        1.00          125
Sale of common stock for cash                                   July 28, 2003          25,000           -        1.00          125
Sale of common stock for cash                                   July 31, 2003         400,000           -        0.85        2,000
Sale of common stock for cash                                  August 6, 2003          10,000           -        1.00           50
Sale of common stock for cash                                  August 6, 2003          25,000           -        1.00          125
Sale of common stock for cash                                  August 6, 2003          45,000           -        1.00          225
Sale of common stock for cash                                  August 8, 2003          10,000           -        1.00           50
Sale of common stock for cash                                 August 19, 2003          25,000           -        1.00          125
Sale of common stock for cash                                 August 25, 2003          25,000           -        1.00          125
Sale of common stock for cash                               September 2, 2003           5,000           -        1.00           25
Sale of common stock for cash                               September 2, 2003           5,000           -        1.00           25
Sale of common stock for cash                               September 2, 2003          40,000           -        1.00          200
Sale of common stock for cash                               September 2, 2003           5,000           -        1.00           25
Sale of common stock for cash                               September 2, 2003          25,000           -        1.00          125
Sale of common stock for cash                               September 2, 2003           5,000           -        1.00           25
Sale of common stock for cash                              September 15, 2003           5,000           -        1.00           25
Sale of common stock for cash                              September 15, 2003           1,000           -        1.00            5

Common stock issued for settlement of accrued compensa     September 20, 2003       1,936,783           -        0.50        9,684


                                                Deficit
                                               Accumulated
   Class B      Additional                      During the         Stock
   Common         Paid in         Deferred      Development     Subscription
    Stock         Capital       Compensation       Stage         Receivable      Total
-----------------------------------------------------------------------------------------

     $   -       $    4,025       $   (4,050)        $      -     $      -    $         -

         -           26,865                -                -            -         27,000

         -            4,025           (4,050)               -            -              -
         -            4,025           (4,050)               -            -              -

         -          244,132                -                -            -        246,595

         -           14,925                -                -            -         15,000
         -           24,875                -                -            -         25,000
         -           24,875                -                -            -         25,000
         -           24,875                -                -            -         25,000
         -          338,000                -                -            -        340,000
         -            9,950                -                -            -         10,000
         -           24,875                -                -            -         25,000
         -           44,775                -                -            -         45,000
         -            9,950                -                -            -         10,000
         -           24,875                -                -            -         25,000
         -           24,875                -                -            -         25,000
         -            4,975                -                -            -          5,000
         -            4,975                -                -            -          5,000
         -           39,800                -                -            -         40,000
         -            4,975                -                -            -          5,000
         -           24,875                -                -            -         25,000
         -            4,975                -                -            -          5,000
         -            4,975                -                -            -          5,000
         -              995                -                -            -          1,000

         -          958,706         (671,488)               -            -        296,902

The accompanying Notes to Financial Statements are an integral part of these financial statements.

                                     -F-7-

                                                                       CDEX INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                        STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)
================================================================================

                                                                                  Shares of       Shares of
                                                                                   Class A         Class B     Dollar     Class A
                                                                                   Common          Common      Amount     Common
                                                            Date                    Stock           Stock     per Share    Stock
-----------------------------------------------------------------------------------------------------------------------------------

Common stock issued pursuant to consulting agreements         October 1, 2003          35,000           -     $  1.00    $     175
Common stock issued pursuant to consulting agreements         October 1, 2003          40,000           -        0.81          200
Common stock issued pursuant to consulting agreements         October 1, 2003          45,000           -        0.81          225

Sale of common stock for cash                                 October 9, 2003          25,000           -        1.00          125

Common stock issued pursuant to consulting agreements        October 25, 2003          25,000           -        0.81          125

Sale of common stock for cash                                October 27, 2003          15,000           -        1.50           75
Sale of common stock for cash                                October 29, 2003           6,667           -        1.50           33
Sale of common stock for cash                                October 30, 2003           5,000           -        1.00           25

Common stock issued pursuant to consulting agreements        October 31, 2003          10,000           -        0.81           50

Sale of common stock for cash                                October 31, 2003          25,000           -        1.00          125

Common stock issued for settlement of accrued compensation   October 31, 2003          82,276           -        0.50          412

Remeasurement of compensation expense                                                       -           -           -            -

Amortization of deferred compensation expense                                               -           -           -            -

NET LOSS                                                                                    -           -           -            -
-----------------------------------------------------------------------------------------------------------------------------------

BALANCE, OCTOBER 31, 2003                                                          23,175,505     220,000                $ 115,878
-----------------------------------------------------------------------------------------------------------------------------------

                                                Deficit
                                               Accumulated
   Class B      Additional                      During the         Stock
   Common         Paid in         Deferred      Development     Subscription
    Stock         Capital       Compensation       Stage         Receivable      Total
-------------------------------------------------------------------------------------------

   $     -      $    28,175     $    (28,350)    $          -     $      -    $         -
         -           32,200          (32,400)               -            -              -
         -           36,225          (36,450)               -            -              -

         -           24,875                -                -            -         25,000

         -           20,125          (20,250)               -            -              -

         -           22,425                -                -            -         22,500
         -            9,967                -                -            -         10,000
         -            7,475                -                -       (2,500)         5,000

         -            8,050           (8,100)               -            -              -

         -           24,875                -                -            -         25,000

         -           40,727          (15,162)               -            -         25,977

         -         (497,948)         497,948                -            -              -

         -                -        1,152,015                -            -      1,152,015

         -                -                -       (3,713,920)           -     (3,713,920)
------------------------------------------------------------------------------------------

   $ 1,100      $ 10,039,805    $ (1,243,138)    $ (8,173,753)    $ (2,500)   $   737,392
------------------------------------------------------------------------------------------

The accompanying Notes to Financial Statements are an integral part of these financial statements.

                                     -F-8-

                                                                       CDEX INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                        STATEMENTS OF CASH FLOWS

================================================================================

                                                                                                      July 6, 2001
                                                                      Year Ended October 31,         (Inception) to
                                                                     2002               2003        October 31, 2003
---------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                       $(3,447,587)       $(3,713,920)       $(8,173,753)
  ADJUSTMENTS TO RECONCILE NET LOSS
    TO NET CASH USED BY OPERATING ACTIVITIES
      Depreciation                                                    66,968             84,982            168,392
      Stock compensation                                           2,669,655          2,552,748          6,060,546
  CHANGE IN ASSETS AND LIABILITIES NET OF                                                                        -
    ASSETS TRANSFERRED FROM LOCH HARRIS, INC                                                                     -
      (INCREASE) DECREASE IN                                                                                     -
        Accounts receivable                                                -            (89,937)           (89,937)
        Prepaid expenses                                              (5,265)            11,148             (1,617)
        Other assets                                                  (1,399)            (1,256)            (2,655)
      DECREASE IN                                                        -
        Accounts payable                                             (41,232)           (82,924)           (30,863)
---------------------------------------------------------------------------------------------------------------------
NET CASH USED BY OPERATING ACTIVITIES                               (758,860)        (1,239,159)        (2,069,887)
---------------------------------------------------------------------------------------------------------------------

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES
  Cash provided from transfer of assets from Loch Harris, Inc.             -                  -             73,000
  Purchases of property and equipment                                (21,161)           (98,850)          (121,690)
---------------------------------------------------------------------------------------------------------------------
NET CASH USED BY INVESTING ACTIVITIES                                (21,161)           (98,850)           (48,690)
---------------------------------------------------------------------------------------------------------------------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
  Proceeds from the sale of common stock                             780,000          1,400,500          2,180,500
  Proceeds from convertible notes payable                            281,000                -              281,000
  Proceeds from related party convertible notes payable               20,000             15,000             55,000
  Repayment of related party convertible notes payable               (40,000)           (15,000)           (55,000)
---------------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                          1,041,000          1,400,500          2,461,500
---------------------------------------------------------------------------------------------------------------------

NET INCREASE IN CASH                                                 260,979             62,491            342,923

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                        19,453            280,432                  -
---------------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                         $   280,432        $   342,923        $   342,923
---------------------------------------------------------------------------------------------------------------------

  Supplemental cash flow information
    Actual cash payments for interest:                           $     3,219        $       275        $     3,494

NON-CASH FINANCING TRANSACTIONS:
  Common stock subscribed
    Stock subscription receivable                                                   $     2,500        $     2,500
    Common stock                                                                            (13)               (13)
    Additional paid-in capital                                                           (2,487)            (2,487)
---------------------------------------------------------------------------------------------------------------------
NET CASH                                                                                      -                  -
---------------------------------------------------------------------------------------------------------------------

  Conversion of notes payable into common stock
    Notes payable                                                    281,000                               281,000
    Common stock                                                        (673)                                 (673)
    Additional paid-in capital                                      (280,327)                             (280,327)
---------------------------------------------------------------------------------------------------------------------
NET CASH                                                                 -                                       -
---------------------------------------------------------------------------------------------------------------------

  Stock compensation
    Deferred stock compensation                                     (525,947)         3,059,631          7,303,684
    Additional paid in capital                                       525,947         (3,031,694)        (7,266,207)
    Common stock                                                           -            (27,937)           (37,477)
---------------------------------------------------------------------------------------------------------------------
NET CASH                                                                   -                  -                  -
---------------------------------------------------------------------------------------------------------------------

ASSET TRANSFER
  Assets transferred:
    Cash                                                                                                    73,000
    Other receivables                                                                                        7,000
    Property and equipment                                                                                 457,882
    Accumulated depreciation and amortization                                                              (91,783)
---------------------------------------------------------------------------------------------------------------------
                                                                                                           446,099

LIABILITIES ASSUMED:
  Accounts payable                                                   (57,000)                              (57,000)
---------------------------------------------------------------------------------------------------------------------

NET ASSETS TRANSFERRED (LIABILITIES ASSUMED)                         (57,000)                              389,099
---------------------------------------------------------------------------------------------------------------------

COMMON STOCK ISSUED FOR ASSET TRANSFER
  Common stock                                                         1,000                               (68,325)
  Additional paid-in capital                                          56,000                              (320,774)
---------------------------------------------------------------------------------------------------------------------
NET CASH                                                         $         -                           $         -
---------------------------------------------------------------------------------------------------------------------

The accompanying Notes to Financial Statements are an integral part of these financial statements.

                                  -F-9-

                                                                    CDEX INC.

                                                NOTES TO FINANCIAL STATEMENTS

=============================================================================

1.   ORGANIZATION AND      BASIS OF PRESENTATION: CDEX Inc. (the Company),
     SIGNIFICANT           incorporated under the laws of the State of Nevada on
     ACCOUNTING            July 6, 2001 (inception), began operations in July
     POLICIES              2001 by acquiring the assets listed below along with
                           chemical detection technology, nanometrology, technical processes and intellectual property rights from Loch Harris, Inc. in exchange for 13,865,000 shares of Class A common stock. The transaction is considered a reorganization of affiliated entities and hence the assets acquired are valued at the historical cost of the transferor. As the intangible assets had no historical cost basis on the books of the transferor, they are carried at a zero cost value on the Company's books. Tangible assets acquired were:

                           Cash                                        $ 73,000
                           Other receivables                              7,000
                           Property and equipment, net                  366,099

                           On March 1, 2002, 200,000 shares issued as described above were returned to the Company in exchange for its payment of $57,000 of liabilities of the transferor related to legal and professional services performed.

                           DEVELOPMENT STAGE COMPANY: From inception, the Company has devoted substantially all of its efforts to establishing a new business in chemical detection technology and has not yet developed or sold any products. The assets acquired from the transferor have not provided any product sales for any entity. All revenue has been in connection with development contracts to complete testing and research.

                           REVENUE RECOGNITION: Development contract revenue represents fees earned in connection with two development contracts that were awarded to the Company to complete initial testing and research on a time and material basis. Revenue from these contracts was recognized as the testing and research was performed at contractually agreed upon billing rates.

                           YEAR END: The Company previously had a year end of March 31. The Company elected to change that year end to October 31 and has presented its financial statements on a full year basis for the years ended October 31, 2002 and 2003.

                           COMMON STOCK: All Class A common stock amounts have been adjusted to reflect the 1 for 5 reverse stock split declared by the board of directors on December 11, 2002.

                           CASH AND CASH EQUIVALENTS: The Company maintains cash balances that may exceed Federally insured limits. The Company does not believe that this results in any significant credit risk. The Company considers all highly liquid investments with original maturities of 90 days or less to be cash equivalents.


                                     -F-10-

                                                                   CDEX INC.

                                                NOTES TO FINANCIAL STATEMENTS

=============================================================================


1.   ORGANIZATION AND      USE OF ACCOUNTING ESTIMATES: The preparation of
     SIGNIFICANT           financial statements in conformity with generally
     ACCOUNTING            accepted accounting principles requires management to
     POLICIES              make estimates and assumptions that affect the
     (CONTINUED)           reported amounts of assets and liabilities and
                           disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           PROPERTY AND EQUIPMENT: Property and equipment are stated at historical cost and are depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from five to seven years. Depreciation expense was $66,968, $84,982, and $168,392 for the years ended October 31, 2002 and 2003, and for the period from inception to October 31, 2003, respectively.

                           INCOME TAXES: The Company files its income tax returns on the cash basis of accounting, whereby revenue is recognized when received and expenses are deducted when paid. To the extent that items of income or expense are recognized in different periods for income tax and financial reporting purposes, deferred income taxes are provided to give effect to these temporary differences. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured by applying presently enacted statutory tax rates, which are applicable to the future years in which deferred tax assets or liabilities are expected to be settled or realized, to the differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in operations in the period that the tax rate is enacted.

                           As the Company has not yet achieved profitable operations, no tax benefit has been reflected in the statement of operations and a valuation allowance has been established reducing the net carrying value of the deferred tax asset to zero.

                           ADVERTISING COSTS: The cost of advertising is expensed as incurred. Advertising expense was $9,873, $28,483, and $38,481 for the years ended October 31, 2002 and 2003, and for the period from inception to October 31, 2003, respectively.

                           RESEARCH AND DEVELOPMENT: Total research and development costs include labor for employees and contractors, rent, professional services, materials, lab equipment and disposals. These costs are expensed on the accompanying Statements of Operations as development costs.


                                     -F-11-

                                                                   CDEX INC.

                                                NOTES TO FINANCIAL STATEMENTS

=============================================================================


1.   ORGANIZATION AND      FAIR VALUE OF FINANCIAL INSTRUMENTS: The carrying
     SIGNIFICANT           amounts of items reflected in current assets and
     ACCOUNTING            current liabilities approximate their fair value due
     POLICIES              to the short-term nature of their underlying terms.
     (CONTINUED)
                           RISKS, UNCERTAINTIES AND CONCENTRATIONS: Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash equivalents and accounts receivable. In addition, at times the Company's cash balances exceed federally insured amounts

                           All revenue was earned under two development contracts. Accounts receivable represents a portion of the revenue outstanding on these contracts. The Company provides for estimated credit losses at the time of revenue recognition.

                           NET LOSS PER COMMON SHARE: Basic net loss per share was determined by dividing net loss by the weighted average number of common shares outstanding during each year. The effect of common stock equivalents is not considered as it would be anti-dilutive.

2.   RELATED PARTY         The Company currently leases space from (see Note 7)
     TRANSACTIONS          and has purchased consulting and other supplies and
                           services from Dynamic Management Resolutions, LLC
                           (DMR). The owners of DMR are the executive officers and key employees and consultants of the Company.
                           Total expenses of the Company related to services provided by DMR were $653,752, $106,846, and $973,060 for the years ended October 31, 2002 and 2003, respectively, and from the period July 6, 2001
                           (inception) to October 31, 2003.

                           The spouse of the Chief Executive Officer purchased two $20,000 convertible notes of the Company, and one $15,000 convertible note, paying interest at 9%. Total interest expense paid to this related party was $3,215, $249, and $3,464 for the years ended October 31, 2002 and 2003 and the period July 6, 2001 (inception) to October 31, 2003, respectively. The $20,000 notes were redeemed at par value for cash in August, 2002, and the $15,000 note was redeemed at par value for cash in September, 2003.

3.   NEW                   In May 2003, the Financial Accounting Standards Board
     ACCOUNTING            issued Statement No. 150, "Accounting for Certain
     STANDARDS             Financial Instruments with Characteristics of both
                           Liabilities and Equity". This statement affects the classification, measurement and disclosure requirements of certain freestanding financial instruments, including mandatorily redeemable shares.
                           SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003. This pronouncement is not expected to have a material impact on the Company's financial position or results of operations.


                                     -F-12-

                                                                   CDEX INC.

                                                NOTES TO FINANCIAL STATEMENTS

=============================================================================


4.   INCOME TAXES          The benefit from income taxes reflected in the
                           accompanying financial statements, all of which is deferred, varies from the amounts which would have been computed using statutory rates as follows
                           (000's):

                                                                        Year Ended October 31,         Inception to
                                                                   ----------------------------------   October 31,
                                                                        2002              2003             2003
                           -------------------------------------------------------------------------------------------
                           Federal income taxes at the maximum         $ 1,172          $ 1,263          $ 2,779
                              statutory rate
                           State income taxes, net of Federal
                              tax effect                                   160              173              531
                           Difference in valuation of stock
                              based compensation                          (561)            (496)          (1,209)
                           Increase in valuation allowance                (771)            (940)          (2,101)
                           -------------------------------------------------------------------------------------------
                           BENEFIT FROM INCOME TAXES                   $    --          $    --          $    --
                           -------------------------------------------------------------------------------------------

                           Deferred income taxes were as follows:

                                                                                             As of October 31,
                                                                                    ----------------------------------
                                                                                          2002             2003
                           -------------------------------------------------------------------------------------------
                           Prepaid expenses deducted for income tax reporting           $ 5,000      $     1,000
                              purposes, but not for financial statement reporting
                              purposes

                           Accounts payable and accrued expenses deducted for
                              financial statement reporting purposes, but not for
                              income tax reporting purposes                            (798,000)      (1,229,000)

                           Net operating loss carryforward                             (368,000)        (873,000)
                           -------------------------------------------------------------------------------------------

                           Deferred tax asset                                       $(1,161,000)     $(2,101,000)

                           Valuation allowance                                      $ 1,161,000      $ 2,101,000
                           -------------------------------------------------------------------------------------------

                           TOTAL                                                    $      --        $      --
                           -------------------------------------------------------------------------------------------

                           For income tax purposes, the Company has a net operating loss carryforward of approximately $1,500,000 at March 31, 2003 (the Company's latest tax reporting year end) that, subject to applicable limitations, may be applied against future taxable income. If not utilized, the net operating loss carryforward will expire between March 31, 2022 and March 31, 2023.


                                     -F-13-

                                                                   CDEX INC.

                                                NOTES TO FINANCIAL STATEMENTS

=============================================================================


5.   STOCK BASED           The Company has provided restricted stock grants to
     COMPENSATION FOR      employees and consultants as the principal element of
     SERVICES              their compensation. The Company determines
                           compensation expense as the fair value, at the measurement date, of the service received or the common stock issued, whichever is more reliably determinable. In the case of employees, the measurement date is the date of grant. In the case of outside consultants, the measurement date is the date at which their performance is complete. This total cost is first reflected as deferred compensation in stockholders' equity (deficit) and then amortized to compensation expense on a straight-line basis over the period over which the services are performed.
                           When the fair value of the common stock is used and the measurement date is not the date of grant, the total cost is remeasured at the end of each reporting period based on the fair market value on that date, and the amortization is adjusted.

                           In the case of the consulting agreements issued at the Company's inception, the fair value of the common stock, which was awarded in advance of the performance of the services, was used to value the compensation cost. The fair value was determined to be $2.50 per share based on the stock price implicit in convertible notes sold to an unaffiliated purchaser. The Company issued additional consulting agreements in 2003 which were also accounted for using the fair value of the common stock to value the compensation cost. The compensation cost is remeasured at the fair value as of the end of each reporting period and the deferred compensation account is adjusted.

                           The Company has also utilized employment and consulting agreements which combine cash and stock elements of compensation, where a fixed dollar value of stock is awarded to settle noncash compensation. In this case, compensation cost is determined based on the fair value of the services, which is the more reliably determined measure. The Company has awarded some of the common shares in advance of when the service is performed. These amounts are shown as deferred compensation in the accompanying balance sheet. The Company has also paid performance bonuses in common stock.

                           The Company granted 5,587,401 (5,367,401 Class A shares and 220,000 Class B shares), and 7,495,401 (7,275,401 Class A shares and 220,000 Class B shares) shares of common stock to employees and consultants during the year ended October 31, 2003, and during the period from July 6, 2001 (inception) to October 31, 2003. The fair value per share of common stock was $2.50, $2.15, and $.81, as of October 31, 2001,
                           2002 and 2003. The fair value was determined using the weighted average value of the proceeds per share received from sales of common stock to unaffiliated purchasers during that year.


                                     -F-14-

                                                                   CDEX INC.

                                                NOTES TO FINANCIAL STATEMENTS

=============================================================================

5.   STOCK BASED           The Company has two separate stock plans--the 2002
     COMPENSATION FOR      and 2003 Stock Incentive Plans. Both plans provide
     SERVICES              for the issuance of stock options and stock grants.
     CONTINUED             The 2002 Plan permits the issue of up to 3,250,000
                           shares (2,920,649 shares with a fair value of $2,255,489 have been issued during the year ended
                           October 31, 2003) through June 30, 2008. The 2003
                           Plan permits the issue of up to 7,000,000 shares
                           (after subtracting any shares issued under the 2002
                           Plan) through June 30, 2013. (2,666,752 shares with a fair value of $695,024 have been issued under this plan during the year ended October 31, 2003). The
                           2003 Plan also provides for specific numbers of shares to be awarded upon the achievement of defined scientific and sales-related milestones. No options to acquire shares have been issued under either plan.

                           Total compensation expense related to stock awards for employees and consultants was $2,669,655, $2,552,748, and $6,060,546 for the years ended
                           October 31, 2002 and 2003, and for the period July 6, 2001 (inception) to October 31, 2003. Upon termination, the Company has the option to purchase any vested shares from the employees at fair market value. Shares granted to employees and consultants generally vest over periods of 8 months to 3 years. At October 31, 2002, accrued compensation related to these agreements of $1,406,930 is included in the accompanying Balance Sheet as accrued compensation.

6.   STOCKHOLDERS' EQUITY  On December 11, 2002, the Board of Directors
                           authorized a 1 for 5 reverse stock split of Class A Common Stock. All share amounts have been adjusted to reflect the split retroactively. The holders of shares of Class B Common Stock shall, as a class, be entitled to vote to elect a majority of the members of the Company's Board of Directors through December 11, 2006. Holders of shares of Class A Common Stock shall, as a class, be entitled to vote to elect the remainder of the members of the Company's Board of Directors through December 11, 2006. Following that, holders of Class A Common Stock and Class B Common Stock shall be entitled to one vote per share on matters relating to the election of the Company's Board of Directors. Holders of Class A Common Stock and Class B Common Stock shall be entitled to one vote per share on all other matters to be voted upon by the stockholders of the Company.

                           During the period from inception through October 31, 2003, the Company entered into six convertible promissory notes. During the period, a holder of three notes exercised the options to convert the notes into Class A common stock. The other three notes were held by a related party (see Note 2) and were redeemed for cash. A summary of the notes that were converted is as follows:

                               NOTE DATE         DATE CONVERTED       AMOUNT OF NOTE      SHARES     PRICE PER SHARE
                           -------------------------------------------------------------------------------------------
                           November 2001      November 21, 2001        $  125,000         50,000         $2.50
                           December 2001      December 19, 2001           116,000         58,000          2.00
                           February 2002      February 25, 2002            40,000         26,667          1.50
                           -------------------------------------------------------------------------------------------
                           TOTALS                                      $  281,000        134,667         $2.09
                           ===========================================================================================


                                     -F-15-

                                                                   CDEX INC.

                                                NOTES TO FINANCIAL STATEMENTS

=============================================================================


7.   LEASES                The Company is obligated under a month-to-month
                           lease, as lessee, for office space in Maryland. The lease provides for monthly rent of $175. Total rent expense was $2,100, $2,100, and $4,200 for the years ended October 31, 2002 and 2003 and the period July
                           6, 2001 (inception) to October 31, 2003.

                           The Company leases office and laboratory space under a sublease from Dynamic Management Resolutions, LLC (see Note 2) expiring July 31, 2004. The lease provides for monthly rent of $1,350. Total rent expense was $16,585, $17,873, and $39,922 for the years ended October 31, 2002 and 2003, and the period July 6, 2001 (inception) to October 31, 2003.

                           The future minimum lease payments required under operating leases that have an initial noncancelable lease term as of October 31, 2003 are as follows:

                           Year Ending
                           October 31,                                   Amount
                           -----------------------------------------------------
                               2004                                  $    12,150
                           -----------------------------------------------------

8.   FINANCIAL             The Company has incurred losses since its inception
     CONDITION             of approximately $8,174,000 and has had no product
                           sales since its inception. As explained in Note 1, the Company has been in the development stage since its inception, which has included product development, raising capital, and putting in place a management team.

                           The Company plans to raise cash to fund its operations and pay its outstanding obligations from credit facilities or the sale of its securities in the future. In addition, the Company intends to continue its policy of paying significant portions of compensation with its common stock. Nonetheless, there can be no guarantee that the Company will be able to raise cash or maintain its current workforce through any of these plans.


                                     -F-16-

                                                                   CDEX INC.

                                                NOTES TO FINANCIAL STATEMENTS

=============================================================================


8.   FINANCIAL             The Company's ability to continue as a going concern
     CONDITION             and meet its obligations as they come due is
     (CONTINUED)           dependent upon its ability to raise sufficient cash
                           as discussed above. The existing cash balance will fund approximately 3 months of operations if no additional cash is raised. The Company anticipates it will require at least $3,500,000 to $5,000,000 over the next twelve months to complete the research, development (including the cost of components necessary to commence production) and other steps needed to achieve commercially viable product sales.
                           The Company also anticipates it will need to maintain the current workforce to achieve commercially viable sales levels. There can be no guarantee that these needs will be met or that sufficient cash will be raised to permit operations to continue. Should the Company be unable to raise sufficient cash to continue operations at a level necessary to achieve commercially viable sales levels, the liquidation value of the Company's noncurrent assets may be substantially less than the balances reflected in the financial statements and the Company may be unable to pay its creditors.

9.   SUBSEQUENT EVENT      The Company has issued  292,335  shares of Class A
                           common stock since October 31, 2003, as shown below:

                                                                                                              Cash
                                                                Number of        Purpose                     Proceeds
                                         Date                    Shares      ----------------------------------------
                           December 19, 2003                     33,334      Sale for cash                 $  50,000
                           December 19, 2003                     16,667      Sale for cash                    25,000
                           December 22, 2003                    150,000      Compensation                        --
                           December 22, 2003                     15,000      Compensation                        --
                           December 22, 2003                     33,334      Sale for cash                    50,000
                           January 12, 2004                      24,000      Sale for cash                    30,000
                           January 12, 2004                      20,000      Sale for cash                    25,000
                           -------------------------------------------------------------------------------------------
                                                               292, 335                                    $ 180,000
                           ===========================================================================================

                           On January 20, 2004, the Company completed an agreement with an investor to sell 1,333,333 shares of Class A Common Stock for $1,000,000.


                                     -F-17-

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

1. a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

 2. a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

3. to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.

The determination must be made:
- by our stockholders;
- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;
- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or
- by court order.

Our Articles of Incorporation provide for indemnification of agents of the Company through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted under, and subject only to the limits imposed by, Nevada law. Our Articles of Incorporation further provide that we may purchase and maintain insurance against any liability asserted against an indemnified party.

However, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. CDEX will pay all expenses in connection with this offering.

Securities and Exchange Commission Registration Fee                      $388.09
Printing, Filing and Engraving Expenses                                  $   *
Accounting Fees and Expenses                                             $   *
Legal Fees and Expenses                                                  $   *
Blue Sky Qualification Fees and Expenses                                 $   *
Miscellaneous                                                            $   *
                                                                         -----
TOTAL                                                                        *

*To be completed by amendment.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

NOTE: ON DECEMBER 11, 2002, CDEX EFFECTED A 1-FOR-5 REVERSE SPLIT OF ITS COMMON STOCK. SHARE AMOUNTS SET FORTH BELOW FOR SECURITIES ISSUED PRIOR TO THAT DATE HAVE BEEN ADJUSTED TO REFLECT THIS REVERSE STOCK SPLIT.

The following equity securities of the Company were sold during period commencing on July 6, 2001, the date of incorporation of the Company, to May 31, 2002, without registration, under the limited offering exemption from registration under the Securities Act provided in Rule 504 under Regulation D for aggregate consideration valued at approximately $535,540:

On July 23, 2001, the Company issued 2,600,000 shares of common stock as an earnest money deposit under an Asset Purchase Agreement with Loch Harris. Such shares were valued at $.03 per share and were intended to be distributed to the shareholders of Loch Harris upon their registration.

On July 24, 2001 the Company issued FGW LLC, as designee of Malcolm H. Philips, 690,000 shares and Timothy D. Shriver, 210,000 shares of common stock for services as executives of Company at an agreed valuation of $2.50 per share.

On July 24, 2001, the Company entered into a Consultant Services Agreement with Dynamic Management Resolutions, a Delaware LLC and certain consultants pursuant to which the Company engaged the consultants to perform certain consulting services and as compensation agreed to issue the following shares of common stock to the named parties, at an agreed valuation of $2.50 per share:

         PARTY                                  NO. OF SHARES ISSUED
         -----                                  --------------------
         Dynamic Resolutions                           40,000
         Dr. Wade Poteet                             140,000
         Michael Mergenthaler                        120,000

         Larry Spiers                                120,000
         Harold Cauthen                              120,000

Pursuant to each of the Services Agreement made by the Company with George Dials on August 3, 2001 and the Services Agreement made by the Company with Dr. BD Liaw on October 1, 2001, the Company agreed to issue 35,000 shares to such individual for said individual's services on the Company's Board of Directors.

During the period August, 2001--October, 2001 the Company issued an aggregate of 148,000 shares of its common stock to certain individuals as compensation for performance of certain part-time services such as web services, financial services and general administrative work for the Company, valued at $2.50 per share, as follows:

         PARTY                            NO. OF SHARES ISSUED
         -----                            --------------------
         Thelma Johnson                          15,000
         Bruce Ruckel                            15,000
         Jay Garrett                             15,000
         Randy Jeter                             15,000
         Elizabeth Birk                           6,000
         Frank Jackovac                          20,000
         D. Audsley                               2,000
         Steve Frankiewicz                       60,000

On August 3, 2001 the Company agreed to issue to Boone and Baker 150,000 and 100,000 shares, respectively, of its common stock for consulting services under Service Agreements valued at $2.50 per share.

On August 4, 2001, at the closing of the Purchase Agreement, the Company issued pursuant thereto and in exchange for assets purchased, the balance of 9,600,000 shares of common stock to Loch (reflecting the balance due on the 12,200,000-share purchase price, 2,600,000 shares of which were issued on July 23 as reflected above), and an additional 1,665,000 shares of common stock on behalf of Loch to discharge certain loans and other obligations to the following persons and entities:

         PARTY                            NO. OF SHARES ISSUED
         -----                            --------------------
         Baker                                  500,000
         Boone (as Coto LLC)                    320,000
         Coldwater Capital                      780,000
         Frank Jakovac                           65,000

200,000 of such shares were subsequently returned to the Company pursuant to an amendment to the agreement under which the assets were purchased.

In each of the foregoing transactions, neither the Company nor any person acting on its behalf sold the securities by any form of general solicitation or general advertising. The Company exercised reasonable care to assure that no purchaser of a security was an "underwriter" within the meaning of section 2(11) of the Securities Act and placed a restrictive legend on the sold securities. The Company gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the Company possessed or could acquire without unreasonable effort or expense.

The Company issued its 9% Convertible Promissory Notes to Ms. Kitty Philips on October 5 and November 14, 2001, each in the amount of $20,000, and on July 8, 2003, in the amount of $15,000. These notes have been paid in full.

The following equity securities of the Company were issued and/or sold during the period November, 2001 to November 31, 2003, without registration, under the private offering safe-harbor provision of Rule 506 of Regulation D for transactions not involving any public offering under the meaning of Section 4(2) of the Securities Act:

In the period from November 2001 until February 2002, the Company issued three Promissory Notes to Robert Stewart in an aggregate original principal amount of $281,000, which notes were convertible into an aggregate of

134,667 shares of common stock of the Company. Mr. Stewart has converted all three of such notes into shares of Company common stock.

On March 12, 2002 the Company sold 10,000 shares of its common stock to Robert Creighton for $25,000.

In April, 2002 the Company sold 25,000 shares of its common stock to William Prain for $50,000. Under Mr. Prain's Stock Purchase Agreement, Mr. Prain has the right to purchase an additional 25,000 shares on the same conditions as the originally purchased 25,000 shares.

On May 23, 2002, the Company sold 65,000 shares of its common stock to Dawn M. Guimond for $130,000. Under Ms. Guimond's Stock Purchase Agreement, Ms. Guimond has the right to purchase an additional 65,000 shares at the same price and otherwise on the same conditions as the originally purchased 65,000 shares.

On May 23, 2002, the Company sold 50,000 shares of its common stock to Motta Investment Co., LTD for $100,000. Under the Motta Investment Stock Purchase Agreement, Motta Investment has the right to purchase an additional 50,000 shares at $2.00 per share and otherwise on the same conditions as the originally purchased 50,000 shares.

In June 2002, the Company sold 50,000 shares of its common stock to each of Motta Family Revocable Living Trust and Dawn Guimond at a price of $2.00 per share.

On July 15, 2002, the Company sold 1,200 shares of its common stock to DICUT Inc. at a price of $2.50 per share.

On August 23, 2002, the Company sold 30,770 shares of its common stock to Dependable Ranch Lenders LLC at a price of $3.25 per share.

On October 2, 2002, the Company sold 50,000 shares of its common stock to Motta Investment Co. Ltd. at a price of $2.00 per share.

In November 2002 through January 2003, the Company sold 580,000 shares of its common stock to the following investors at a price of $0.50 per share:

                  Dependable Ranch Lenders LLC       300,000
                  Robert Stewart                      80,000
                  Motta Investment Co. Ltd.          100,000
                  Dawn Guimond                        50,000
                  Mari Stassi                         50,000

On December 11, 2002, the Company issued 1,075,900 shares of its common stock to the following employees as compensation for services rendered in 2001 valued at $0.75 per share:

                  Harold Cauthen                      99,840
                  Tim Shriver                        201,587
                  Thelma Johnson                     202,013
                  Wade Poteet                        292,000
                  Larry Spiers                       172,453
                  Malcolm H. Philips                  50,687
                  Michael Mergenthaler                57,320

These shares are subject to a risk of forfeiture in the event that an employee leaves the Company.

On December 11, 2002, the Company issued 700,483 shares of its common stock to the following employees as compensation for services rendered in 2002 valued at $0.75 per share:

                  Harold Cauthen                      62,467
                  Tim Shriver                        106,664
                  Thelma Johnson                      42,283
                  Wade Poteet                        122,308

                  Larry Spiers                        63,273
                  Malcolm H. Philips                 165,333
                  Michael Mergenthaler                80,000
                  Steven Frankiewicz                  58,155

These shares are subject to a risk of forfeiture by the employee in the event that the employee leaves the Company.

On December 30, 2002, the Company issued 220,000 shares of its Class B common stock to the following employees as compensation for services rendered valued at $0.81 per share:

                  Harold Cauthen                      15,000
                  Tim Shriver                         40,000
                  Wade Poteet                         20,000
                  Malcolm H. Philips                 100,000
                  Michael Mergenthaler                25,000
                  Larry Spiers                        20,000

These shares are subject to a risk of forfeiture by the employee in the event that the employee leaves the Company.

On December 30, 2002, the Company issued 320,000 shares of its common stock to the following employees as compensation for services rendered valued at $0.82 per share:

                  Harold Cauthen                      30,000
                  Tim Shriver                         60,000
                  Wade Poteet                         40,000
                  Michael Mergenthaler                50,000
                  Larry Spiers                        45,000
                  Steve Frankiewicz                   20,000
                  Chung Sing Orr                      10,000
                  Thelma Johnson                      10,000
                  George E. Dials                     15,000
                  Dr. Boen Dar Liaw                   15,000
                  David Audsley                        5,000
                  Brandi Shriver                       5,000
                  Timothy Shriver Jr.                  5,000

These shares are subject to a risk of forfeiture by the employee in the event that the employee leaves the Company.

In January 2003, the Company issued 20,000 shares of its common stock to Larry Marsteller as compensation for services rendered valued at $0.82 per share.

From March through October 2003, the Company issued an aggregate of 738,000 shares of its common stock to the following investors at a price of $1.00 per share:

                  Aspen Creek Farms                  200,000
                  Domin Living Trust                  50,000
                  Motta Investment Co.                50,000

                  LTD

                  Pete Maina                          45,000
                  Bruce Kison                         35,000
                  Mari  Stassi                        27,000
                  Gary Pleggenkuhle                   25,000
                  Dawn M. Guimond                     15,000
                  Ben Lowell                          10,000
                  Jeff Lowell                         10,000
                  Bruce Gourlay and
                  Linda H. Mackey                     25,000
                  Irene J. Dobbs                      25,000
                  John William Steele                 25,000
                  John C Fisher                       25,000
                  Charlie Stevens                     40,000
                  Charlotte Stevens                    5,000
                  Patrick Purgatorio                  25,000
                  Shawn Aquiar                         5,000
                  Charleen Stevens                     5,000
                  Brytan Stevens                       5,000
                  Ben and Maxine Lowell                5,000
                  Douglas Lowell                       1,000
                  Peter S Dobbs                       25,000
                  Christopher Sintetos                25,000
                  Scott Newby                         25,000
                  Ben and Maxine Lowell                5,000


In May 2003, the Company issued 25,000 shares of its common stock to Joseph S. Dellinger and 40,000 shares of its common stock to Larry Marsteller as compensation for services rendered valued at $0.82 per share.

In June 2003, the Company issued 5,000 shares of its common stock to each of Amista Salcido, Jeff Kosanke and Kelly Morgan as compensation for services rendered valued at $0.81 per share.

On July 31, 2003, the Company issued 400,000 shares of its common stock to Renka Inc. at a price of $0.85 per share.

On September 20, 2003, the Company issued 1,936,783 shares of its common stock to the following employees as compensation for services rendered valued at $0.50 per share:

                  Larry Marsteller                   209,600
                  Malcolm H. Philips                 411,138
                  Tim Shriver                        310,369
                  Michael Mergenthaler               259,984
                  Wade Poteet                        229,754
                  Harold Cauthen                     159,215
                  Larry Spiers                       229,754
                  Chung Sing Orr                      38,292
                  Joseph S. Dellinger                 88,677

These shares are subject to a risk of forfeiture by the employee in the event that the employee leaves the Company.

On October 1, 2003, the Company issued 120,000 shares of its common stock to the following employees as compensation for services rendered valued at $0.81 per share:

                  BD Liaw                             40,000
                  George E. Dials                     45,000
                  Greg Smith                          35,000

These shares are subject to a risk of forfeiture by the employee in the event that the employee leaves the Company.

On October 25, 2003 the Company issued 25,000 shares of its common stock to Peter S. Dobbs for services rendered valued at $0.81 per share.

On October 27 and 29, 2003 the Company sold 21,667 shares of its common stock, 15,000 to Gary Pleggenkuhl and 6,667 to Jeff Lowell at a price of $1.50 per share.

On October 31, 2003 the Company issued 10,000 shares of its common stock to Randall Jeter for services rendered valued at $0.81 per share.

On October 31, 2003 the Company issued 82,267 shares of its common stock to Thelma Johnson for services rendered valued at $0.50 per share.

In December 2003, the Company sold 33,334 shares of its common stock to each of John L. Theobald and William R. Linder and 16,667 shares of its common stock to Van L. Shumway Jr. all for services rendered valued at $1.50 per share.

In January 2004, the Company sold 24,000 shares of its common stock to Peter S. Dobbs and 20,000 shares of its common stock to Peter R. Mania at a price of $1.25 per share.

On January 20, 2004, the Company sold 1,333,333 shares of its common stock to the Lion Share Group, Ltd. at a price of $0.75 per share. The price is payable in installments, the last of which is due on July 2, 2004.

No commissions or fees were paid in connection with any of these sales.

All of the above sales were undertaken pursuant to the limited offering exemption from registration under the Securities Act provided in Rule 506 under Regulation D, the safe-harbor for private offerings allowed without registration under Section 4(2) of the Securities Act, to accredited investors only, each of whom acknowledged having had the opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of the offering, and to obtain any additional information or documents relative to the Company, its business and an investment, as said purchaser deemed necessary.

Neither the Company nor any person acting on its behalf sold the securities by any form of general solicitation or general advertising.

ITEM 27. EXHIBITS

3.1 Amended and Restates Articles of Incorporation of the Company filed January 2, 2004, together with Certificate of Designation of Rights, Preferences and Privileges
3.2       By-Laws of the Company adopted July 6, 2001.
4.1       Specimen certificate for shares of Company common stock*
4.2       2002 Stock Incentive Plan
4.3       2003 Stock Incentive Plan
4.4       Form of Restricted Stock Agreement*
5.1       Opinion of Counsel re: Legality of Shares
10.1 Lease Agreement by and between the Company and Dynamic Management Resources, dated as of June 29, 2001.*
10.2 Lease Agreement by and between the Company and Source Office Suites, dated as of October 17, 2001.*
10.3 Assigned Consultant Services Agreement for Dr. Wade Poteet Restated as Employment Agreement dated January 1, 2003 and amendments
10.4 Assigned Consultant Services Agreement for Malcolm Philips Restated as Employment Agreement dated January 1, 2002 and amendments
10.5 Assigned Consultant Services Agreement for Timothy Shriver Restated as Employment Agreement dated January 1, 2002 and amendments
10.6      G. Dials Services Agreement dated August 3, 2001*
10.7      Dr. BD Liaw Services Agreement dated October 1, 2001*
10.8 Assigned Consultant Services Agreement for Michael Mergenthaler Restated as Employment Agreement dated January 1, 2002
10.9      Pending determination of confidential treatment issue.
10.10     Pending determination of confidential treatment issue.
10.11 Form of Non-Disclosure Agreement between the Company and each significant employee.*
23.1      Consent of Independent auditors.
24        Power of Attorney (contained on signature page)

* To be filed by amendment.

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Sections 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii) Include any additional or changed material information on the plan of distribution;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on January 31, 2004.

                                          CDEX, INC.

                                          By: /s/ Malcolm H. Philips
                                              ----------------------------------
                                              Name: Malcolm H. Philips
                                              Title:

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints Malcolm H. Philips Jr. and Michael Mergenthaler or either of them, as such person's true and lawful attorneys-in-fact and agents, with full powers of substitution and re-substitution, for such person in name, place and stead, to sign in any and all amendments (including post-effective amendments) to this Registration Statement on Form SB-2, in any and all capacities, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

NAME                       TITLE                                                        DATE
----                       -----                                                        ----
/s/ Malcolm H. Philips     CEO/President/Chairman of the Board of Directors             January 31, 2004
------------------------
Malcolm H. Philips Jr


/s/ Timothy Shriver        Sr. Vice President of Technical Operations                   January 31, 2004
------------------------
Timothy Shriver


/s/ Michael Mergenthaler   Vice President of Business Operations                        January 31, 2004
------------------------
Michael Mergenthaler


/s/ George Dials           Director                                                     January 31, 2004
----------------------
George Dials


/s/ Dr. BD Liaw            Director                                                     January 31, 2004
----------------------
Dr. BD Liaw